UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Dick’s Sporting Goods, Inc.
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              Notice of
              Annual Meeting
              of Stockholders and
              2020 Proxy Statement

Dick’s Sporting Goods, Inc. 345 Court Street Coraopolis, PA 15108

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Date and Time	To assure your representation at the 2020 Annual Meeting of Stockholders, you are urged to cast your vote, as instructed in the Notice of Internet Availability of Proxy Materials, as promptly as possible.
Wednesday, June 10, 2020
7:30 a.m. Eastern Time
Place
Via the Internet, at https://web.lumiagm.com/278292793, password: dsgvirt2020	Voting Methods Include:

Items to be Voted On

(1) Election of three (3) Class C directors, each for a term that expires in 2023
(2) Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2020
Telephone
(3) Non-binding advisory vote to approve compensation of named executive officers for 2019, as disclosed in these materials
(4) Any other matters that properly come before the meeting

Record Date
All holders of record of shares of the Company's common stock and Class B common stock at the close of business on April 13, 2020 are entitled to vote at the meeting and any postponements or adjournments of the meeting.

Internet

A list of stockholders entitled to vote at the meeting may be examined by any stockholder, for any purpose relevant to the meeting, at 345 Court Street, Coraopolis, PA 15108 beginning on May 29, 2020.

Mail

By order of the Board of Directors,

Virtually at the Annual Meeting

Edward W. Stack
Chairman of the Board

	Page Number		Page Number
ABOUT THE MEETING	1	What is the Company's position on the hedging of Company securities?	19
What is the purpose of the Annual Meeting?	1	How may stockholders communicate with the Board?	19
Who is entitled to vote at the Annual Meeting?	1	How does the Board determine which directors are considered independent?	19
What are the voting rights of the holders of Dick’s Sporting Goods, Inc. common stock and Class B common stock?	1	What is our policy on Annual Meeting attendance?	20
Who can attend the Annual Meeting?	1	Compensation Committee Interlocks and Insider Participation	20
What constitutes a quorum?	2	Certain Relationships and Transactions with Related Persons	20
How do I vote?	2	ITEM 2—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	22
How do I request paper copies of the proxy materials?	2	Report of the Audit Committee	22
Can I change or revoke my vote after I vote online or return my proxy card?	2	Audit and Non-Audit Fees and Independent Public Accountants	23
What are the recommendations of the Board of Directors?	3	EXECUTIVE COMPENSATION	24
What vote is required to approve each item?	3	Compensation Committee Report	24
We are a controlled company under the New York Stock Exchange rules	3	Compensation Discussion and Analysis	24
STOCK OWNERSHIP	4	COMPENSATION TABLES	38
Who are the largest owners of the Company’s stock?	4	Summary Compensation Table — 2019, 2018, 2017	38
How much stock do the Company’s directors, nominees and executive officers own?	4	Grants of Plan-Based Awards Table — 2019	39
ITEM 1—ELECTION OF DIRECTORS	7	Outstanding Equity Awards At Fiscal Year End Table — 2019	41
Directors Standing for Election	7	Option Exercises and Stock Vested Table — 2019	43
Other Directors Not Standing for Election at this Meeting	10	Pension Benefits	44
How are our directors compensated?	14	Nonqualified Deferred Compensation Table — 2019	44
Understanding Our Director Compensation Table	14	Potential Payments upon Termination or Change-in-Control	45
CORPORATE GOVERNANCE	15	ITEM 3—NON-BINDING ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS	50
How often did the Board meet during fiscal 2019?	15
What committees has the Board established and how often did they meet during fiscal 2019?	15	CEO PAY RATIO	51
How is our Board leadership structured?	17	ADDITIONAL INFORMATION	52
What is the Board’s role in the oversight of risk management?	17	APPENDIX A	i
How is Board and director performance evaluated?	18
How does the Board select its nominees for director?	18
Does the Board have a retirement policy?	19
Does the Company have a Code of Ethics?	19
Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2020 Annual Meeting of Stockholders

Proxy Statement Summary

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider. You should read this entire proxy statement and our Annual Report on Form 10-K before voting.

2020 ANNUAL MEETING OF STOCKHOLDERS
Date and Time:	Wednesday, June 10, 2020, 7:30 a.m. Eastern Time
Place:	Via the Internet, at https://web.lumiagm.com/278292793, password: dsgvirt2020
Record Date:	April 13, 2020
Voting:	Stockholders of our common stock as of the record date are entitled to cast one (1) vote for each share held of record and holders of our Class B common stock are entitled to cast ten (10) votes for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors.

As part of our precautions regarding COVID-19 and given the current stay-at-home order in Pennsylvania, we have decided to hold our Annual Meeting exclusively by means of remote communication (i.e. a virtual meeting format), which allows us to proceed with our Annual Meeting while mitigating the health and safety risks to participants.

You will be able to attend the Annual Meeting via the Internet, vote your shares electronically and submit questions online during the Annual Meeting by logging in to the website listed above using the 11-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on any additional voting instructions accompanying these proxy materials. We recommend you access the Annual Meeting prior to its start time so you have sufficient time to check in before the meeting starts.

VOTING MATTERS AND BOARD RECOMMENDATION
Proposal	Board's Recommendation	Page Reference
1. Election of three (3) Class C directors, each for a term that expires in 2023	FOR	9
2. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2020	FOR	22
3. Non-binding advisory vote to approve compensation of named executive officers for 2019, as disclosed in these materials	FOR	50

CLASS C DIRECTOR NOMINEES
Name	Director Since	Age	Independent	Board Committees
Lauren R. Hobart	2018	51	NO
Lawrence J. Schorr Lead Director	1985	66	YES	wCompensation Committee wGovernance & Nominating Committee (Chair)
Edward W. Stack Chairman	1984	65	NO

VOTING YOUR SHARES
Your vote is important! Shareholders of record can vote by:

Internet at www.voteproxy.com	Calling 1-800-776-9437	Mail Return the signed proxy card	Voting Online During the Annual Meeting

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2020 Annual Meeting of Stockholders

About the Meeting
This proxy statement contains information related to the 2020 Annual Meeting of Stockholders (the "Annual Meeting") of Dick’s Sporting Goods, Inc., a Delaware corporation (the "Company"), to be held via the Internet, at https://web.lumiagm.com/278292793, password: dsgvirt2020, on Wednesday, June 10, 2020, beginning at 7:30 a.m. Eastern Time, and at any postponements and/or adjournments thereof.
In accordance with Securities and Exchange Commission ("SEC") rules, instead of mailing a printed copy of our proxy materials to each stockholder of record, we are furnishing proxy materials to our stockholders via the Internet. If you received a Notice of Internet Availability of Proxy Materials (the "Notice") by mail, you will not receive a printed copy of the proxy materials other than as described below. The Notice contains instructions on how to access and review all of the important information contained in the proxy materials over the Internet. The Notice also instructs how you may submit your proxy over the Internet. If you received a Notice and would like to receive a printed copy of our proxy materials, including our Annual Report on Form 10-K, follow the instructions for requesting such materials included in the Notice.
It is anticipated that the Notice will first be sent to stockholders, and this proxy statement and the form of proxy relating to our 2020 Annual Meeting will first be made available to stockholders, on or about April 29, 2020. In accordance with SEC rules, the website www.voteproxy.com provides complete anonymity with respect to the stockholders accessing the website.
WHAT IS THE PURPOSE OF THE ANNUAL MEETING?
At our Annual Meeting, stockholders will act upon the matters outlined in the Notice of Annual Meeting of Stockholders on the cover page of this proxy statement, including (i) the election of three (3) Class C directors, each for a term that expires in 2023, (ii) the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2020, (iii) a non-binding advisory vote to approve 2019 compensation of our named executive officers, as disclosed in this proxy statement (commonly known as "Say-on-Pay"), and (iv) any other matter to properly come before the meeting.
WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?
Only stockholders of record at the close of business on April 13, 2020, the record date for the Annual Meeting, are entitled to receive notice of and vote at the Annual Meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the Annual Meeting or any postponements or adjournments of the Annual Meeting.
WHAT ARE THE VOTING RIGHTS OF THE HOLDERS OF DICK’S SPORTING GOODS, INC. COMMON STOCK AND CLASS B COMMON STOCK?
Holders of our common stock and Class B common stock have identical rights, except that holders of our common stock are entitled to one (1) vote for each share held of record and holders of our Class B common stock are entitled to ten (10) votes for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors. Stockholders do not have cumulative voting rights. Holders of our common stock and Class B common stock vote together as a single class on all matters presented to the stockholders for their vote or approval, except as may otherwise be required by Delaware law.
WHO CAN ATTEND THE ANNUAL MEETING?
All common stockholders and Class B common stockholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting via the Internet by logging in to the website at https://web.lumiagm.com/278292793 using the 11-digit control number and password included in your Notice, on your proxy card or on any additional voting instructions accompanying these proxy materials. You will be able to vote your shares electronically and submit questions online during the Annual Meeting. If you do not have an 11-digit voter control number, you will be able to listen to the meeting only by registering as a guest and will not be able to vote or submit your questions during the meeting. The meeting website will be available beginning at 6:30 a.m. ET on the date of the Annual Meeting. We recommend that stockholders log in a few minutes before the Annual Meeting to ensure they are logged in when the Annual Meeting starts.

Please also note that if you hold your shares in "street name" (that is, through a broker or other nominee), you may need to follow additional instructions provided by your broker in order to vote your shares and submit questions during the Annual Meeting. After obtaining a valid legal proxy from your broker or nominee, you must submit proof of your legal proxy reflecting number of shares you hold along with your name and email address to American Stock Transfer & Trust Company, LLC. Requests for registration should be directed to proxy@astfinancial.com or to facsimile number 718-765-8730. Written requests can be mailed to:

American Stock Transfer & Trust Company LLC
Attn: Proxy Tabulation Department
6201 15th Avenue
Brooklyn, NY 11219

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2020 Annual Meeting of Stockholders 1

About the Meeting (continued)

Requests for registration must be labeled as "Legal Proxy" and be received no later than 5:00 p.m. ET, on May 26, 2020. A confirmation of registration email and 11-digit voter control number from AST will be issued after registration materials have been received.
WHAT CONSTITUTES A QUORUM?
The presence at the Annual Meeting, in person or by proxy, of holders of record of issued and outstanding shares of capital stock representing a majority of the votes entitled to be cast at the meeting constitutes a quorum, which permits business to be conducted at the Annual Meeting. As of the record date, 65,004,211 shares of common stock representing the same number of votes and 24,291,123 shares of Class B common stock representing 242,911,230 votes were issued and outstanding. Thus, the presence in person or by proxy of the holders of common stock or Class B common stock or a combination thereof representing at least 153,957,721 votes will be required to establish a quorum. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present at the Annual Meeting to establish a quorum.
HOW DO I VOTE?
The voting process depends on whether you hold your shares in your own name (as the "record holder") or beneficially in street name.

Record Holders
If you hold shares in your own name, you can cast your vote in one of the following ways:

follow the instructions on the website www.voteproxy.com;
call 1-800-776-9437 and follow the instructions provided;
if you received a proxy card in the mail, complete and return the paper proxy card to the Company; or
attend the 2020 Annual Meeting of Stockholders via the Internet and follow the on-screen voting instructions.
Beneficial Owners
If your shares are held in street name (by a broker, bank, or other nominee), you are considered a "beneficial owner." If you receive a vote instruction form ("VIF"), your broker, bank, or other holder of record (or designee thereof) will vote your shares in accordance with the instructions on your returned VIF. If you wish to vote virtually via the Internet at the Annual Meeting, you must obtain a valid form issued in your name from the record holder (broker, bank, or other nominee) of your shares, as outlined above.
HOW DO I REQUEST PAPER COPIES OF THE PROXY MATERIALS?
The Notice sets forth how you may request a paper copy of the proxy statement and accompanying proxy card, including:

by following the instructions at http://www.astproxyportal.com/ast/25331;
by following the instructions for a paper copy after calling 1-800-776-9437; or
by sending a blank e-mail to help@astfinancial.com containing your control number (located on your Notice) in the subject line.

CAN I CHANGE OR REVOKE MY VOTE AFTER I VOTE ONLINE OR RETURN MY PROXY CARD?
Yes. You may revoke or change your vote at any time before the polls close at the Annual Meeting by voting again by telephone or Internet; by delivering to the Corporate Secretary of the Company either a written notice of revocation or a duly executed proxy bearing a date later than the proxy being revoked; or by attending the Annual Meeting via the Internet and following the on-screen voting instructions to vote or requesting that your previously granted proxy be revoked. Attendance at the Annual Meeting via the Internet will not by itself revoke a previously granted proxy.

2 Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2020 Annual Meeting of Stockholders

About the Meeting (continued)
WHAT ARE THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS?
Unless you give other instructions when you vote, the persons named as proxy holders will vote in accordance with the recommendations of the Company’s Board of Directors (the "Board"), which are set forth following the description of each item to be acted upon in this proxy statement. In summary, the Board recommends a vote:
•FOR election of the nominated slate of Class C directors for a term that expires in 2023 (see Item 1);
•FOR ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2020 (see Item 2); and
•FOR approval, on a non-binding advisory basis, of the compensation of our named executive officers as disclosed in these materials (see Item 3).
With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.
WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?
Election of Directors. The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of directors. A properly executed proxy marked "WITHHOLD" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

Other Proposals. The affirmative vote of a majority of the votes cast at the Annual Meeting is required to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2020 and to approve, on a non-binding advisory basis, the compensation of our named executive officers for 2019.
With respect to Say-on-Pay, as an advisory vote this proposal is non-binding on the Company. However, the Compensation Committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by our stockholders and will consider the outcome of the vote when making future compensation decisions. For a discussion on how the Compensation Committee considered the 2019 advisory vote, refer to "Say-on-Pay Vote Results" on page 30 of this proxy statement.

Treatment of Abstentions and Broker Non-Votes. An "abstain" vote is considered as present for the purposes of determining whether a quorum exists. Abstentions are not considered votes cast either for or against a proposal. Because each of the proposals set forth in this proxy statement requires the affirmative vote of the holders of a majority of the votes cast in order to pass (other than the election of directors, which requires the affirmative vote of a plurality of the votes cast), abstentions will not have any effect on the outcome of the proposals presented at the Annual Meeting.

A "broker non-vote" occurs if your shares are registered in "street name" and you do not provide the record holder of your shares with voting instructions on any matter as to which, under the applicable New York Stock Exchange ("NYSE") rules, a broker may not vote without instructions from you. As is the case with abstentions, shares as to which a broker non-vote occurs are considered present for purposes of determining whether a quorum exists. Broker non-votes are not considered votes cast either for or against a proposal. Therefore, a broker non-vote will not have any effect on the outcome of the proposals presented at the Annual Meeting.
WE ARE A CONTROLLED COMPANY UNDER THE NEW YORK STOCK EXCHANGE RULES.
Edward W. Stack, our Chairman and Chief Executive Officer, controls 58% of the combined voting power of our common stock and Class B common stock as of April 13, 2020. Consequently, we are a "controlled company" under the Corporate Governance Standards of the NYSE. As a controlled company, we are not required to have (i) a majority of independent directors or (ii) a compensation committee or nominating/corporate governance committee composed entirely of independent directors. Nonetheless, our Board is comprised of a majority of independent directors and our Audit, Compensation, and Governance and Nominating Committees are comprised entirely of independent directors.

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2020 Annual Meeting of Stockholders 3

Stock Ownership

WHO ARE THE LARGEST OWNERS OF THE COMPANY’S STOCK?
The following table contains information regarding the beneficial owners of 5% or more of our outstanding common stock (including our Class B common stock, as it is convertible into our common stock at any time) as of April 13, 2020, excluding members of our Board of Directors.
A person has beneficial ownership of shares if the person has the power to vote or dispose of such shares. This power can be exclusive or shared, direct or indirect. In addition, a person is considered by SEC rules to beneficially own shares underlying options and convertible securities if that person has the right to acquire beneficial ownership of the underlying shares within 60 days of the date that beneficial ownership is calculated, including through the exercise or conversion of such options or convertible securities.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percentage of Common Stock(1)	Percentage of Class B Common Stock(1)

Common Stock	BlackRock Inc. 55 East 52nd Street New York, NY 10055	6,132,280	(2)	9.60%	—
Common Stock	The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	5,561,795	(3)	8.74%	—
Common Stock	LSV Asset Management 155 N. Wacker Drive Suite 4600 Chicago, IL 60606	4,666,151	(4)	7.34%	—
Common Stock	Dimensional Fund Advisors LP 6300 Bee Cave Road Austin, TX 78746	3,853,360	(5)	6.06%	—
(1)  Ownership information is as reported by the stockholder in its most recently filed Schedule 13G filing.
(2) Share ownership amounts are based on figures set forth in Amendment No. 8 to Schedule 13G filed by BlackRock, Inc. on February 4, 2020. Of the shares beneficially owned, BlackRock, Inc. has sole power to vote with respect to 5,883,856 shares and sole power to direct disposition with respect to 6,132,280 shares. BlackRock, Inc. is a parent holding company for the following subsidiaries that own shares of our common stock: BlackRock Life Limited, BlackRock Advisors, LLC, BlackRock (Netherlands) B.V., BlackRock Fund Advisors, BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited, and BlackRock Advisors (UK) Limited .
(3) Share ownership amounts are based on figures set forth in Amendment No. 7 to Schedule 13G filed by The Vanguard Group on February 10, 2020. Of the shares beneficially owned, The Vanguard Group has sole power to vote with respect to 33,012 shares, shared power to vote with respect to 10,998 shares, sole power to direct disposition with respect to 5,526,539 shares, and shared power to direct disposition with respect to 35,256 shares. The Vanguard Group is a parent holding company for the following wholly-owned subsidiaries that own shares of our common stock: Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd.
(4) Share ownership amounts are based on figures set forth in Schedule 13G filed by LSV Asset Management on February 11, 2020. Of the shares beneficially owned, LSV Asset Management has sole power to vote with respect to 2,960,521 shares and sole power to direct disposition with respect to 4,666,151 shares.
(5) Share ownership amounts are based on figures set forth in Amendment No. 1 to Schedule 13G filed by Dimensional Fund Advisors LP on February 12, 2020. Of the shares beneficially owned, Dimensional Fund Advisors LP has sole power to vote with respect to 3,714,348 shares and sole power to direct disposition with respect to 3,853,360 shares. Dimensional Fund Advisors LP, is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, and furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-advisor to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries may possess voting and/or investment power over the securities of the Issuer that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Issuer held by the Funds.
HOW MUCH STOCK DO THE COMPANY’S DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS OWN?
The following table reflects the number of shares of our common stock and Class B common stock beneficially owned (unless otherwise indicated) by (i) our named executive officers listed in the current "Summary Compensation Table" on pages 38 - 39 of this proxy

4 Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2020 Annual Meeting of Stockholders

Stock Ownership (continued)
statement, (ii) our directors and nominees and (iii) all of our directors and executive officers (including those who are not "named executive officers") as a group, as of April 13, 2020.
A person has beneficial ownership of shares if he or she has the power to vote or dispose of such shares. This power can be exclusive or shared, direct or indirect. In addition, a person is considered by SEC rules to beneficially own shares underlying options and convertible securities that are presently exercisable or convertible, or that will become exercisable or convertible within 60 days of the date that beneficial ownership is calculated, which, for the purposes of the table below, is April 13, 2020. Except as otherwise noted, the beneficial owners listed have sole voting and/or investment power with respect to the shares shown.
As of April 13, 2020, there were 65,004,211 shares of common stock issued and outstanding and 24,291,123 shares of Class B common stock issued and outstanding.

	Shares Beneficially Owned
	Number				Percent
Named Executive Officers, Directors and Nominees	Common Stock		Class B Common Stock		Common Stock(1)	Class B Common Stock(1)	Voting Power

Edward W. Stack	2,288,282	(2)	17,511,613	(3)	3.49%	72.09%	57.51%
Lee J. Belitsky	469,014	(4)	—		*	—	*
Lauren R. Hobart	430,362	(5)	—		*	—	*
Donald J. Germano	182,002	(6)	—		*	—	*
Navdeep Gupta	101,941	(7)	—		*	—	*
Paul J. Gaffney	—		—		*	—	*
Holly R. Tyson	103,906	(8)	—		*	—	*
Mark J. Barrenechea	47,899	(9)	—		*	—	*
Vincent C. Byrd	35,775	(10)	—		*	—	*
Emanuel Chirico	120,863	(11)	—		*	—	*
William J. Colombo	362,455	(12)	5,154,209	(13)	*	21.22%	16.86%
Anne Fink	13,494	(14)	—		*	—	*
Jacqualyn A. Fouse	55,288	(15)	—		*	—	*
Lawrence J. Schorr	87,890	(16)	—		*	—	*
Larry D. Stone	137,778	(17)	—		*	—	*
Allen R. Weiss	32,538	(18)	—		*	—	*
All Directors and Executive Officers as a group (16 persons total excluding Mr. Gaffney and Ms. Tyson)	4,628,964	(19)	22,665,822		7.01%	93.31%	74.86%
* Percentage of shares of common stock or Class B common stock beneficially owned does not exceed one percent (1%).
(1) Percentage of shares of common stock and Class B common stock beneficially owned are each calculated on a class-basis.
(2) Includes 534,141 shares of common stock issuable upon exercise of options that are exercisable within 60 days of April 13, 2020 and 727,348 shares of restricted stock subject to vesting.
(3) Mr. Stack has indirect ownership with respect to 7,187,473 shares of Class B common stock owned by the grantor retained annuity trusts for which Mr. Stack retains sole voting and dispositive power as trustee. In addition, pursuant to a Memorandum of Understanding ("MOU") dated March 2, 2009, Mr. Stack’s former spouse holds 3,990,630 shares of Class B common stock, which are included in the number of shares owned by Mr. Stack for purposes of this table, as he retains voting but not dispositive power with respect to such shares.
(4) Includes 189,399 shares of common stock issuable upon the exercise of stock options that are exercisable within 60 days of April 13, 2020 and 167,784 shares of restricted stock subject to vesting.
(5) Includes 175,575 shares of common stock issuable upon the exercise of stock options that are exercisable within 60 days of April 13, 2020 and 202,949 shares of restricted stock subject to vesting.

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2020 Annual Meeting of Stockholders 5

Stock Ownership (continued)
(6) Includes 24,093 shares of common stock issuable upon the exercise of stock options that are exercisable within 60 days of April 13, 2020 and 145,888 shares of restricted stock subject to vesting.
(7) Includes 14,924 shares of common stock issuable upon the exercise of stock options that are exercisable within 60 days of April 13, 2020 and 82,170 shares of restricted stock subject to vesting.
(8) Includes 41,023 shares of common stock issuable upon the exercise of stock options that are exercisable within 60 days of April 13, 2020 and 45,759 shares of restricted stock subject to vesting.
(9) Includes 20,000 shares of common stock issuable upon the exercise of stock options that are exercisable within 60 days of April 13, 2020 and 13,884 shares of restricted stock subject to vesting.
(10) Includes 13,884 shares of restricted stock subject to vesting.
(11) Includes 13,884 shares of restricted stock subject to vesting.
(12) Includes 13,884 shares of restricted stock subject to vesting. Also includes 800 shares held by Mr. Colombo’s child. Mr. Colombo disclaims beneficial ownership of the shares held by his child, and the inclusion of such shares should not be deemed an admission that Mr. Colombo is the beneficial owner of such shares.
(13) These shares of Class B common stock are held by trusts for the benefit of Mr. Stack’s children, for which Mr. Colombo serves as trustee. As trustee, Mr. Colombo has voting and dispositive power over the Class B common stock held in the trusts (but no pecuniary interest), as outlined in the irrevocable trust agreements governing the terms of the trusts.
(14) Includes 13,494 shares of restricted stock subject to vesting.
(15) Includes 13,884 shares of restricted stock subject to vesting.
(16) Includes 13,884 shares of restricted stock subject to vesting.
(17) Includes 13,884 shares of restricted stock subject to vesting, and 123,894 shares held indirectly through a trust of which Mr. Stone is the trustee.
(18) Includes 13,884 shares of restricted stock subject to vesting.
(19) Includes 1,059,300 shares of common stock issuable upon the exercise of stock options that are exercisable within 60 days of April 13, 2020 and 1,581,184 shares of restricted stock subject to vesting.

6 Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2020 Annual Meeting of Stockholders

Item 1—Election of Directors
The Board is divided into three (3) classes, with each class consisting as nearly as possible of one-third of the total number of directors constituting the entire Board. The current term of office for our Class C directors expires at the 2020 Annual Meeting, while the term for our Class A directors expires at the 2021 Annual Meeting and the term for our Class B directors expires at the 2022 Annual Meeting.

Upon recommendation by the Governance and Nominating Committee, the Board proposes that the following nominees, Lauren R. Hobart, Lawrence J. Schorr, and Edward W. Stack, each a current Class C director, be elected for new terms of three (3) years and until their successors are duly elected and qualified as Class C directors. Each of the nominees has consented to serve if elected. If any of them becomes unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board. Jacqualyn A. Fouse, also a current Class C director, has decided not to stand for re-election at the Annual Meeting due to the demands of her responsibilities as CEO of Agios Pharmaceuticals, Inc. Her term as director will end on June 10, 2020.
The information set forth below includes, with respect to each nominee and current director, his or her age, principal occupation and employment during at least the past five years, the year in which he or she first became a director of the Company, the standing committee(s) on which he or she serves, other public company directorships held by such person during the last five years, and a brief description of the experience, qualifications, attributes and skills of each nominee and current director that have led the Board to conclude that such person should serve as a member of the Board. Furthermore, our Board believes that each nominee and director has demonstrated broad-based business knowledge, outstanding achievement in his or her professional career, a commitment to ethical and moral values, and otherwise meets the Company’s articulated director qualifications, including independence, accountability, integrity, areas of experience, sound judgment in areas relevant to the Company’s businesses, diversity of background (including, but not limited to, race, origin, age and gender) and experience in different substantive areas such as retail operations, marketing, technology, distribution and finance, and a willingness to commit sufficient time to the Board. The Board has determined that its current composition of continuing directors provides a balanced mix of expertise, including retail, technology and other expertise and diversity, and provides the appropriate range and balance regarding director tenure.

DIRECTORS STANDING FOR ELECTION

EDWARD W. STACK

	Former Public Company Directorships	Career Highlights
Dick's Sporting Goods, Inc. (NYSE)
	Key Corp	–Chief Executive Officer (1984 - present)
–A variety of positions including Store Manager and Merchandising Manager (1977 - 1984)

Qualifications

As the most senior executive of the Company, Mr. Stack provides the Board with insight into the Company’s business operations, opportunities and challenges. He has led the Company’s sustained growth, from a two-store chain to a multi-banner chain with over 800 stores and an eCommerce business. In addition, Mr. Stack’s history with the Company, his extensive industry and retail experience and his expertise in corporate strategy, development and execution have led the Company to its current success. These experiences and skills have led the Board to conclude that he should continue to serve as a director of the Company.

Chairman
Age: 65

Director Since: 1984
Class: C

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2020 Annual Meeting of Stockholders 7

Item 1—Election of Directors (continued)

LAUREN R. HOBART

	Former Public Company Directorships	Career Highlights
Dick's Sporting Goods, Inc. (NYSE)
	Sonic Corp	–President (2017 - present)
–Executive Vice President, Chief Customer & Digital Officer (2017)
–Executive Vice President, Chief Marketing Officer & Chelsea Collective General Manager (2015 - 2017)

–Senior Vice President, Chief Marketing Officer (2011 - 2015)
PepsiCo, Inc., a global food and beverage company (Nasdaq)
Age: 51		–Chief Marketing Officer, Carbonated Soft Drinks (2009 - 2011)
–Senior Marketing Leadership, Strategic Planning & Finance Roles (1997 - 2009)
Director Since: 2018		Wells Fargo & Co, a financial services provider (NYSE) (1993 - 1995)
Class: C		–Senior Relationship Manager, Corporate Banking Division
JP Morgan Chase & Co., a financial holding company (NYSE) (1990 - 1993)
–Asset Based Lending Credit Analyst & Account Manager
Qualifications

As the Company’s President, Ms. Hobart is responsible for the Company’s digital efforts to drive omni-channel consumer engagement and for the Company’s stores, marketing, eCommerce, HR, technology, legal and Team Sports HQ organizations. In her time with the Company, she initiated the transformation to become a more digitally focused and customer-centric omni-channel business and launched the CALIA by Carrie Underwood brand. In addition to her expertise in marketing and strategic planning and her insight into consumer needs and marketplace trends, Ms. Hobart brings her understanding of the day-to-day operations of the Company and the unique issues facing the Company and the retail industry to our Board. These experiences and skills have led the Board to conclude that she should continue to serve as a director of the Company.

8 Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2020 Annual Meeting of Stockholders

Item 1—Election of Directors (continued)

LAWRENCE J. SCHORR

	Committees	Career Highlights
	–Compensation	SIMONA AMERICA GROUP, the North American operations of SIMONA AG, a German manufacturing company (General Standard segment of the Frankfurt Stock Exchange)
–Governance & Nominating (Chair)

–Chief Executive Officer (2014 - present)
Boltaron Performance Products, a privately owned plastics manufacturing company that was acquired by SIMONA AG

–Chief Executive Officer (2004 - 2014)
RRT-Recycle America, a subsidiary of WMX Technologies, Inc.
Lead Director		–President (1992 -1995)
Age: 66		Resource Recycling Technologies, Inc., a solid waste material management company (American Stock Exchange)

Director Since: 1985		–President (1988 - 1992)
Class: C		Levene, Gouldin and Thompson LLP
–Partner and Managing Partner (1981 - 1988; 2001 - 2008)
Qualifications

In addition to Mr. Schorr’s legal experience, he brings demonstrated leadership skills to the Board as the past Chief Executive Officer of Boltaron and now of SIMONA AMERICA GROUP, and as the former managing partner of a law firm. Mr. Schorr has over 30 years' of knowledge of the Company from serving as a member of the Board during the Company’s expansion from a two-store chain to a multi-banner retailer with over 800 stores and an eCommerce business. These experiences and skills have led the Board to conclude that he should continue to serve as a director of the Company.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PERSONS NOMINATED TO SERVE AS CLASS C DIRECTORS.

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2020 Annual Meeting of Stockholders 9

Item 1—Election of Directors (continued)
OTHER DIRECTORS NOT STANDING FOR ELECTION AT THIS MEETING

MARK J. BARRENECHEA

	Committees	Career Highlights
	–Audit	OpenText Corporation, an information management software products company (Nasdaq)

	Other Public Company Directorships	–Chief Executive Officer (2012 - present)
–Chief Technology Officer (2016 - present)
	OpenText Corporation	Silicon Graphics International Corporation, a global leader in high performance computing (Nasdaq)
Avery Dennison Corporation
–President and Chief Executive Officer (2007 - 2012)
Age: 55	Former Public Company Directorships	CA Inc., an enterprise information technology management company (Nasdaq) (formerly Computer Associates International, Inc.)

Director Since: 2014	Hamilton Insurance Group	–Executive Vice President, Chief Technology Officer (2003 - 2006)
Class: B	Silicon Graphics International Corporation	Oracle Corporation, an enterprise software and corporate hardware products and services company (Nasdaq)

–Senior Vice President of Application Development (1997 - 2003)
Qualifications

Mr. Barrenechea has over 30 years' of experience in the technology industry, both in software management and server manufacturing, and brings insight regarding eCommerce and technology to the Board. Mr. Barrenechea also brings expertise to the Board from his executive and board leadership positions with various public and private companies, including experience with corporate strategy, corporate acquisitions and global operations.

VINCENT C. BYRD

	Committees	Career Highlights
	–Audit (Chair)	J. M. Smucker Company, a manufacturer and marketer of branded food products (NYSE) (Retired)
Former Public Company Directorships
–Vice Chairman (2015 - 2016)
	J. M. Smucker Company	–President and Chief Operating Officer (2011 - 2015)
	Myers Industries, Inc.	–President, U.S. Retail — Coffee (2008 - 2011)
–Senior Vice President, Consumer Market (2004 - 2008)
–Member, Board of Directors (1999 - 2016)
Qualifications
Age: 65
Mr. Byrd brings over 40 years' of experience to the Board as a Fortune 500 executive in the areas of strategic planning, acquisitions and integration, marketing, and domestic and international operations. Mr. Byrd also brings financial expertise to the Board as a result of his background in finance and accounting. Additionally, through his years of service on the boards of both public and private companies in a variety of industries, Mr. Byrd is able to provide diverse and valuable corporate governance, financial, operational and strategic expertise to the Board.

Director Since: 2013
Class: A

10 Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2020 Annual Meeting of Stockholders

Item 1—Election of Directors (continued)

EMANUEL CHIRICO

	Committees	Career Highlights
	–Audit	PVH Corp., a wholesale and retail apparel company (NYSE)
–Chairman of the Board (2007 - present)
	Other Public Company Directorships	–Chief Executive Officer (2006 - present)
–President and Chief Operating Officer (2005 - 2007)
	PVH Corp.	–Executive Vice President and Chief Financial Officer (1999 - 2005)
–Controller (1993 - 1999)
Qualifications
Age: 62	Mr. Chirico brings extensive knowledge of the retail industry to our Board along with a deep understanding of the financial, operational and strategic domestic and international issues that face global wholesale and retail companies, gained through his experience as Chairman and Chief Executive Officer of PVH Corp., a major global apparel company that operates a portfolio of brands including Calvin Klein and Tommy Hilfiger. Mr. Chirico also contributes significant corporate finance, financial reporting and accounting expertise gained as a result of his experience with a large public accounting firm and in his prior role as Chief Financial Officer of PVH Corp.

Director Since: 2003
Class: B

WILLIAM J. COLOMBO

	Committees	Career Highlights
	–Compensation	Dick's Sporting Goods, Inc. (NYSE) (Retired)
	–Governance & Nominating	–Interim Chief Marketing Officer (2010 - 2011)
–President & Chief Operating Officer (2002 - 2008)
	Former Public Company Directorships	–Executive Vice President & Chief Operating Officer (2000 - 2002)
–President dsports.com LLC (1998 - 2000)
	Gibraltar Industries	–Executive Vice President & Chief Operating Officer (1995 - 1998)
–Various Leadership Roles (1988 - 1995)
Vice Chairman		J.C. Penney Company, a retail company (NYSE)
Age: 64		–Various Field & District Positions (1977 - 1988)
Qualifications
Director Since: 2002
Mr. Colombo brings more than 40 years' of retail experience and insight to the Board, including expertise in operations, marketing and strategy. The Company continues to value his more than 30 years' of Company-specific experience.

Class: A

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2020 Annual Meeting of Stockholders 11

Item 1—Election of Directors (continued)

ANNE FINK

	Committees	Career Highlights
	–Audit	PepsiCo, Inc., a global food and beverage company (Nasdaq)
–President, Global Foodservice (2016 - present)
–Chief Operating Officer, Foodservice (2014 - 2016)
–Chief Commercial Officer, Retail Channels (2011 - 2014)
–Senior Vice President, Retail (2008 - 2011)
Qualifications
Ms. Fink brings operational experience gained through her positions held at PepsiCo, Inc., combined with the leadership skills developed in the President and Chief Operating Officer roles, in which she leads the restaurant, hotels, business & industry, college & university, and sports & entertainment channels, and her expertise in sales, marketing, strategy and operations, to the Board.
Age: 56

Director Since: 2019
Class: B

LARRY D. STONE

	Committees	Career Highlights
	–Compensation (Chair)	Lowes Companies, Inc., a home improvement retailer (NYSE) (Retired)
	–Governance & Nominating	–President & Chief Operating Officer (2006 - 2011)
–Senior Executive Vice President, Merchandising/Marketing (2005 - 2006)
Other Public Company Directorships
–Senior Executive Vice President, Store Operations (2003 - 2005)
–Executive Vice President, Store Operations (2001 - 2003)
At Home Group, Inc.
Age: 68

Director Since: 2007	Qualifications
Class: A
Mr. Stone brings considerable retail experience gained through his positions at Lowe’s Companies, Inc., combined with the leadership skills developed as its President and Chief Operating Officer and his expertise in real estate, store operations, eCommerce, brand management, marketing and strategic finance, to the Board.

12 Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2020 Annual Meeting of Stockholders

Item 1—Election of Directors (continued)

ALLEN R. WEISS

	Committees	Career Highlights
	–Compensation	The Walt Disney Company, a global entertainment company (NYSE) (1972 - 2011) (Retired)
–Governance & Nominating
–President of Worldwide Operations for the Walt Disney Parks and Resorts business

	Former Public Company Directorships	–President of Walt Disney World Resort
–Executive Vice President of Walt Disney World Resort
	Apollo Education Group, Inc.	–Vice President of Resort Operations Support
Age: 66
Qualifications
Director Since: 2011
Mr. Weiss brings international leadership experience to our Board and extensive expertise in brand management, marketing, finance and strategic planning from overseeing the operations of a global corporation. Mr. Weiss brings these qualifications, along with seasoned leadership skills, to our Board through his executive management experience with The Walt Disney Company.

Class: B

NOT SEEKING RE-ELECTION TO THE BOARD

JACQUALYN A. FOUSE, PhD

	Committees	Career Highlights
	–Audit	Agios Pharmaceuticals, Inc., a biopharmaceutical company (Nasdaq)
	Other Public Company Directorships	–Chief Executive Officer (2019 - present)
Dermavant Sciences, a private biopharmaceutical company
	Incyte Corp.	–Executive Chair (2017 - 2018)
	Agios Pharmaceuticals, Inc.	Celegene Corporation, a global biopharmaceutical company (Nasdaq)
–Strategic Advisor to Executive Committee (2017)
	Former Public Company Directorships	–President and Chief Operating Officer (2016 - 2017)
Age: 58		–President, Global Hematology and Oncology (2014 - 2016)
	Celgene Corporation	–Chief Financial Officer (2010 - 2014)
Director Since: 2010	Perrigo Company	Bunge Limited, a global agribusiness and food company (NYSE)
Class: C		–Chief Financial Officer (2007 - 2010)
Qualifications
Dr. Fouse has added significant corporate finance, financial reporting and accounting expertise as a result of her executive roles at Agios Pharmaceuticals, Celgene, and her prior positions with other companies. Additionally, Dr. Fouse has also provided diverse and valuable corporate governance, management, operational and strategic expertise to the Board through her experience as an executive officer and a public company board member.

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2020 Annual Meeting of Stockholders 13

Item 1—Election of Directors (continued)

HOW ARE OUR DIRECTORS COMPENSATED?

DIRECTOR COMPENSATION TABLE—2019

Name(1) (a)	Fees Earned or Paid in Cash ($)(2) (b)	Stock Awards ($)(3) (c)	Option Awards($)(4) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)

Mark J. Barrenechea	$90,000	$160,007	—	—	—	—	$250,007
Vincent C. Byrd	$130,000	$160,007	—	—	—	—	$290,007
Emanuel Chirico	$90,000	$160,007	—	—	—	—	$250,007
William J. Colombo	$92,500	$160,007	—	—	—	—	$252,507
Anne Fink	$22,500	$159,994	—	—	—	—	$182,494
Jacqualyn A. Fouse	$90,000	$160,007	—	—	—	—	$250,007
Lawrence J. Schorr	$135,000	$160,007	—	—	—	—	$295,007
Larry D. Stone	$117,500	$160,007	—	—	—	—	$277,507
Allen R. Weiss	$92,500	$160,007	—	—	—	—	$252,507
(1)Edward W. Stack and Lauren R. Hobart are employees of the Company and as such do not receive any compensation in connection with their service on the Board. Mr. Stack’s and Ms. Hobart's 2019 compensation is reported in the "Summary Compensation Table" and the other compensation tables in this proxy statement.
(2)Amounts reflect fees relating to calendar 2019.
(3)The values set forth in this column represent the aggregate grant date fair value, computed in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718, Compensation — Stock Compensation (excluding the effect of forfeitures), of the restricted stock award granted to each director on April 3, 2019 other than Ms. Fink, who was granted a restricted stock award on November 12, 2019 after joining the Board. A discussion of the relevant assumptions made in the valuation of this award may be found in Note 12 ("Stock-Based Compensation and Employee Stock Plans") of the footnotes to the Company’s consolidated financial statements, in the Company’s Annual Report on Form 10-K for the fiscal year ended February 1, 2020 filed with the SEC on March 20, 2020. The grant date fair value of such awards was computed based on the closing price of the Company’s common stock on April 3, 2019 (November 12, 2019 with respect to Ms. Fink), which was $38.27 per share ($40.24 per share with respect to Ms. Fink's award). The number of shares of unvested restricted stock outstanding as of February 1, 2020 was 8,426 for each director other than Ms. Fink, who had 3,976 shares of unvested restricted stock outstanding.
(4)Mr. Barrenechea is the only non-employee director holding unexercised stock option awards. The aggregate number of shares underlying his unexercised stock option awards as of February 1, 2020 was 20,000.
UNDERSTANDING OUR DIRECTOR COMPENSATION TABLE
In 2019, the Board altered the structure of its director compensation fees following a recommendation of management, based on a market study of director compensation practices performed by Willis Towers Watson. Meeting fees were replaced with annual retainers paid quarterly on a pro-rated basis, with each non-employee director being paid an annual retainer of $75,000, and the Lead Director receiving an additional annual retainer of $20,000 as a result of his additional responsibilities. Non-employee members of the Audit, Compensation and Governance and Nominating Committees received annual cash retainers of $15,000, $10,000, and $7,500, respectively. The chairpersons of the Audit, Compensation and Governance and Nominating Committees were paid additional cash retainers of $40,000, $25,000 and $22,500, respectively. Ms. Fink received a prorated annual retainer based on her joining the Board on November 12, 2019. On March 19, 2020, the Company announced that the Board suspended the payment of cash retainers to non-employee directors to preserve cash while the Company manages its response to COVID-19.

In addition to the cash compensation described above, each non-employee director received an annual grant of restricted stock with a value of approximately $160,000 that vests annually in equal amounts over a three-year period beginning on the first anniversary date of the grant. All directors are subject to stock ownership guidelines that are discussed further in our "Compensation Discussion and Analysis" on page 24 of this proxy statement. Non-employee directors are also eligible to participate in the Company's employee discount program and may receive nominal holiday gifts and product samples from time to time. Members of the Board are also reimbursed for expenses incurred by them in connection with attending any meeting.

14 Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2020 Annual Meeting of Stockholders

Corporate Governance

HOW OFTEN DID THE BOARD MEET DURING FISCAL 2019?
During fiscal 2019, the Board met five (5) times. Each director attended either in person or via teleconference at least 75% of the aggregate of all Board and applicable committee meetings during fiscal 2019 for the period in which they served as director.
WHAT COMMITTEES HAS THE BOARD ESTABLISHED AND HOW OFTEN DID THEY MEET DURING FISCAL 2019?
The Board has standing Audit, Compensation and Governance and Nominating Committees. Furthermore, the Board may from time to time establish additional committees for specific purposes, such as the Succession Planning Committee formed in 2016 and the ad hoc committee formed in 2020 to oversee and advise the Company's response to COVID-19. The members of each 2019 committee, its principal functions and the number of meetings held in fiscal 2019 are shown below.

	Audit Committee	Compensation Committee	Governance and Nominating Committee	Succession Planning Committee

Edward W. Stack				X
William J. Colombo		X	X
Mark J. Barrenechea	X*
Vincent C. Byrd	Chair*			X
Emanuel Chirico	X*
Anne Fink	X
Jacqualyn A. Fouse	X*
Lauren R. Hobart				X
Lawrence J. Schorr		X	Chair	X
Larry D. Stone		Chair	X	Chair
Allen Weiss		X	X
Number of Meetings	9	6	5	3
X = Member
Chair = Chairperson
* = Financial Expert

The Audit Committee — Our Audit Committee was established in accordance with Section 3(a)(58)A of the Exchange Act, and our Audit Committee charter is available on the Investor Relations portion of our website (http://investors.dicks.com). Messrs. Barrenechea, Byrd, and Chirico and Dr. Fouse are all qualified as audit committee financial experts within the meaning of SEC regulations, and the Board has determined that they each have accounting and financial management expertise within the meaning of the listing standards of the NYSE. The Board has determined that all members of the Audit Committee are independent within the meaning of SEC regulations relating to audit committee independence, the listing standards of the NYSE and the Company’s Corporate Governance Guidelines. Primary committee functions include:

• Overseeing the integrity of the audit process, financial reporting and internal accounting controls of the Company
• Overseeing the work of the Company’s financial management team, the Company’s internal auditors and any registered public accounting firm employed by the Company
• Overseeing management’s development of, and adherence to, a sound system of internal accounting and financial controls
• Ensuring that internal auditors and outside auditors objectively assess the Company’s financial reporting, accounting practices and internal controls
• Ensuring that an open avenue of communication exists between the Company’s outside auditors, internal auditors and the Board
• Overseeing management’s development of, and adherence to, guidelines and procedures for risk management and compliance
For more information about the responsibilities and activities of the Audit Committee, see "Report of the Audit Committee" on page 22, "What is the Board’s Role in the Oversight of Risk Management" on page 17, and the Audit Committee’s charter.

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2020 Annual Meeting of Stockholders 15

Corporate Governance (continued)
The Compensation Committee — Our Compensation Committee charter is available on the Investor Relations portion of our website (http://investors.dicks.com). We are not currently required to have an independent compensation committee as a result of our status as a "controlled company" under the NYSE’s Corporate Governance Standards; nevertheless, the Board has determined that Messrs. Colombo, Schorr, Stone and Weiss each qualify as independent under the current standards applicable to non-controlled companies under the NYSE’s Corporate Governance Standards. Primary committee functions include:

•Recommending an overall executive compensation design for the Company
•Discharging the Board’s responsibilities relating to compensation of the officers and directors of the Company
•Monitoring and serving as administrator of our stock and incentive plans
The Compensation Committee reviews officer compensation recommendations provided by our Chairman and Chief Executive Officer and Chief Human Resources Officer and is responsible for reviewing and approving all components of executive compensation (as discussed in "Compensation Discussion and Analysis" commencing on page 24 of this proxy statement).
The Compensation Committee is the administrator of the Company’s stock and incentive compensation plans. The Compensation Committee generally approves all annual grants of equity and performance-based awards under the Company’s stock and incentive compensation plans; however, as permitted under its charter, the Compensation Committee has delegated authority to grant awards under the Company’s stock and incentive compensation plans to non-executive officers in certain circumstances, such as new hires and promotions, to a committee consisting of our Chairman and Chief Executive Officer, Chief Financial Officer, and Chief Human Resources Officer, in compliance with the applicable authorizing resolutions and Delaware law.
The Compensation Committee has the discretion under its charter to retain (and terminate) any compensation consulting firm deemed by the Compensation Committee to be independent under the NYSE Corporate Governance Standards, at the Company’s expense, to assist in the evaluation of director, executive officer or Chief Executive Officer compensation, including the authority to approve fee and retention terms. The Compensation Committee also has the authority to engage independent legal, accounting or other advisors, at the Company’s expense, as it deems necessary or appropriate.
For more information on the responsibilities and activities of the Compensation Committee, including the committee’s processes for determining executive compensation, see "Compensation Committee Report" on page 24, "The Compensation Decision-Making Process Is Thorough and Balances Objective Data with a Deep Understanding of Our Business" on page 28 and the Compensation Committee’s charter.
The Governance and Nominating Committee — Our Governance and Nominating Committee charter is available on the Investor Relations portion of our website (http://investors.dicks.com). On March 17, 2020, the Governance and Nominating Committee recommended to the Board of Directors that Ms. Hobart and Messrs. Schorr and Stack stand for re-election as Class C directors at the Company’s 2020 Annual Meeting of Stockholders. We are not currently required to have an independent nominating committee as a result of our status as a "controlled company" under the NYSE’s Corporate Governance Standards. Nevertheless, the Board has determined that Messrs. Schorr, Colombo, Stone and Weiss each qualifies as independent under the current standards applicable to non-controlled companies under the NYSE’s Corporate Governance Standards. Primary committee functions include:

•Providing oversight and guidance to the Board to ensure that the membership, structure, policies and processes of the Board and its committees facilitate the effective exercise of the Board’s role in our corporate governance
•Reviewing and evaluating policies and practices with respect to the size, composition and functions of the Board
•Evaluating the qualifications of candidates for election as directors, and recommending such candidates to the full Board
•Advising in connection with management succession planning
•Overseeing annual self-evaluations by the Board, its committees and our Chairman and Chief Executive Officer
For more information on the responsibilities and activities of the Governance and Nominating Committee, see "How Does The Board Select Its Nominees for Director?" on page 18 and the Governance and Nominating Committee’s charter.
The Succession Planning Committee — The Board established the Succession Planning Committee for the purpose of addressing succession planning issues and recommending to the Board matters relevant to officer succession planning. The Succession Planning Committee is authorized to take any action that the Governance and Nominating Committee is authorized to take related to succession planning.

16 Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2020 Annual Meeting of Stockholders

Corporate Governance (continued)
HOW IS OUR BOARD LEADERSHIP STRUCTURED?
The roles of Chairman of the Board and Chief Executive Officer of the Company currently are held by the same person, Edward W. Stack. Mr. Stack has been operating the Company since 1984, and controls a majority of the voting power of our capital stock. The Board believes that Mr. Stack’s continued service as both Chairman of the Board and Chief Executive Officer is in the best interest of the Company and its stockholders. Mr. Stack possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing the Company and its business and thus is best positioned to develop agendas that ensure the Board’s time and attention are focused on the most critical matters. His combined role enables decisive leadership, ensures clear accountability and enhances the Company’s ability to communicate its message and strategy clearly and consistently to the Company’s stockholders, employees, customers and vendors. Each director, other than Mr. Stack and Ms. Hobart, is independent, and the Board believes that the independent directors provide effective oversight of management. Moreover, in addition to providing feedback during the course of Board meetings, the independent directors conduct regular executive sessions.

To further strengthen our governance structure, the Company also maintains a presiding non-employee director, or Lead Director, position. The Lead Director is selected for a five-year term and may not serve more than two consecutive terms as Lead Director unless the Board, in its sole discretion, waives the term limit or shortens the term. Mr. Schorr has served as the Lead Director since March 2012. As the Lead Director, Mr. Schorr provides leadership and direction to the Company’s independent directors and presides over executive sessions of the Board. In addition, Mr. Schorr also has the following responsibilities as Lead Director: in consultation with other independent directors, advising the Chairman as to an appropriate schedule of Board meetings, and consulting with the Chairman on agendas for such meetings; calling executive sessions or meetings of independent directors when necessary and appropriate; presiding at all meetings at which the Chairman is not present and apprising the Chairman of issues discussed at such meetings; approving the retention of outside advisors and consultants who report directly to the Board on critical issues, participating with the Governance and Nominating Committee in reviewing director candidates; recommending to the Chairman membership of Board committees and selection of chairs of such committees; evaluating the performance of the Chairman and Chief Executive Officer and the Board; serving as liaison between the Chairman and the independent directors; and being available for consultation and direct communication with the Company’s stockholders.

The Board believes that our current structure is particularly favorable to the Company due to the unique qualities and attributes possessed by Mr. Stack. In the event that he should no longer be able to serve as Chairman and Chief Executive Officer of the Company, other leadership models, such as a separate independent chairman of the Board, may be appropriate. As such, one responsibility of the Board is to take all necessary steps to ensure that an effective succession process exists to provide continuity of leadership over the long-term, both in the position of Chief Executive Officer and Chairman of the Board, as well as other critical management positions in the Company.

The Company has developed, through discussions of the Succession Planning Committee and the full Board, a succession process for the position of Chief Executive Officer, both as a long-term measure as well as in an emergency situation. The Board, along with management, also conducts annual reviews and regularly engages in discussions as it relates to the identification of successors in all key executive positions. This process ensures continuity of leadership over the long-term, and it forms the basis on which we determine future managerial hiring decisions. Our succession planning is a key factor in managing the long-term planning and investment lead times of our business.
WHAT IS THE BOARD’S ROLE IN THE OVERSIGHT OF RISK MANAGEMENT?
The Board as a whole has responsibility for risk management oversight, although certain categories of risk may be allocated to a particular committee of the Board for review based on its respective areas of expertise, with the committee then reporting back to the full Board as needed. The primary areas for which the Board and its committees provide risk management oversight include competitive, economic, operational, financial (accounting, credit, liquidity and tax), legal, compliance, regulatory, compensation and reputational risks.

Company management is charged with adequately identifying material risks the Company faces in a timely manner; implementing strategies that are responsive to the Company’s risk profile and specific material risk exposure; evaluating risk and risk management with respect to business decision-making throughout the Company; and efficiently and promptly communicating relevant risk-related information to the Board or appropriate committee, to enable them to conduct appropriate risk management oversight. The legal department reports on enterprise risk management to the Board at least once a year, and the Chief Technology Officer, with participation from the Chief Information Security Officer, reports on information security to the Board at least once a year.

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2020 Annual Meeting of Stockholders 17

Corporate Governance (continued)
The Audit Committee is responsible for overseeing financial matters, compliance matters, information security measures, and the internal audit function.
•The Company’s compliance function reports to the General Counsel and also reports regularly to an Executive Compliance Committee comprised of senior management of various Company business functions. The Audit Committee receives regular reports regarding compliance matters (four times in fiscal 2019).
•The Audit Committee receives regular reports on the Company’s information and cyber security measures from the Information Security Department (four times in fiscal 2019).
•The Internal Audit Department assesses controls and procedures and partners with the Compliance function to assess the implementation of compliance policies. Internal Audit reports regularly to the Audit Committee (four times in fiscal 2019).

The Compensation Committee evaluates risk as it relates to the structure of the Company’s compensation practices and philosophy, as discussed further beginning on page 28, and the Governance and Nominating Committee assists the Board in its oversight of the Company's governance structure, including succession planning.
HOW IS BOARD AND DIRECTOR PERFORMANCE EVALUATED?
In order to continue to evaluate and improve the effectiveness of the Board, our directors annually evaluate the Board’s performance and the performance of its standing committees. The evaluation takes the form of an anonymous questionnaire designed to elicit information to be used to improve Board and committee effectiveness. The evaluation process is overseen by the Governance & Nominating Committee, and the feedback received from the evaluations is discussed during Board and committee meetings.

Furthermore, non-employee directors being considered for re-nomination at the upcoming Annual Meeting complete an additional individual self-evaluation of their performance and contributions to the Board and the committees on which they serve. The self-evaluation is followed by one-on-one interviews conducted by the chair of the Corporate Governance and Nominating Committee. The chair of the Compensation Committee facilitates the individual self-evaluation of the chair of the Governance & Nominating Committee. The self-evaluations and interviews are discussed with the Chairman of the Board and the results of the process are among the considerations of the director re-nomination process.
HOW DOES THE BOARD SELECT ITS NOMINEES FOR DIRECTOR?
The Governance and Nominating Committee is responsible for identifying, screening and recommending candidates to the Board for Board membership. In addition, the Governance and Nominating Committee will consider director candidates referred by our stockholders, including for election at the 2021 Annual Meeting, if such nominees are submitted in accordance with the procedures set forth in "Additional Information — Advance Notice Procedures" on page 52 of this proxy statement.
The Governance and Nominating Committee annually evaluates the composition of the Board in accordance with the Company’s Corporate Governance Guidelines in the context of an assessment of the perceived needs of the Board at that point in time. They review factors such as director independence, size of the Board, needs of the Board, including desired expertise in areas relevant to the Company’s business, the results of the Board and individual director self-evaluations, and the minimum qualifications articulated in the Corporate Governance Guidelines, including accountability, integrity, relevant areas of experience, sound judgment in areas relevant to the Company's businesses, diversity of background (including, but not limited to, race, origin, age and gender) and a willingness and ability to commit sufficient time to the Board.
If a stockholder submits a nominee for election, the Governance and Nominating Committee, at the direction of the Committee Chair, makes an initial determination as to whether to conduct a full evaluation of a prospective candidate. This initial determination is based on whatever information is provided to the Governance and Nominating Committee with the prospective candidate’s recommendation, as well as the Governance and Nominating Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or to expand the size of the Board, and the likelihood that the prospective nominee will satisfy the evaluation factors described above. If the Governance and Nominating Committee determines, in consultation with the Lead Director and other Board members as appropriate, that additional consideration is warranted, it may request that additional information be gathered about the prospective nominee’s background and experience and a report be prepared, and may utilize a third-party search firm to assist in such a process. The Governance and Nominating Committee then would evaluate the prospective nominee against the standards and qualifications set out in the Company’s Corporate Governance Guidelines, as outlined above, all in the context of an assessment of the perceived needs of the Board at that point in time.

18 Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2020 Annual Meeting of Stockholders

Corporate Governance (continued)
The Governance and Nominating Committee will take other steps as necessary to evaluate a prospective nominee, including, if warranted, interviews of the prospective nominee by one or more Governance and Nominating Committee or Board members. After completing this evaluation and other steps of the process, the Governance and Nominating Committee will make a recommendation to the full Board as to the persons who should be nominated by the Board. The Board then determines the nominees after considering the recommendations and report of the Governance and Nominating Committee.
DOES THE BOARD HAVE A RETIREMENT POLICY?
Our Corporate Governance Guidelines provide that non-management directors must submit their resignation to the Governance and Nominating Committee upon reaching the age of 72. The effectiveness of the resignation, which will be determined by the Board upon recommendation by the Governance and Nominating Committee, will take place on or before the expiration of the director's current term. The Board, upon recommendation by the Governance and Nominating Committee, may choose to waive this requirement and nominate the director for re-election.

DOES THE COMPANY HAVE A CODE OF ETHICS?
Our Board of Directors has adopted a Code of Ethics and Business Conduct that applies to all of our officers and employees, including our principal executive officer, principal financial officer and principal accounting officer, and a separate Code of Ethics and Business Conduct for our directors. Both Codes of Ethics and Business Conduct are available on the Investor Relations portion of our website (http://investors.dicks.com) and are available in print to any Company stockholder upon request. We intend to post on our website substantive amendments to or waivers from our Codes of Ethics and Business Conduct to the extent applicable to our principal executive officer, principal financial officer, principal accounting officer or directors.

WHAT IS THE COMPANY'S POSITION ON THE HEDGING OF COMPANY SECURITIES?
Our insider trading policy guidelines acknowledge that hedging or monetization transactions can be accomplished through a number of possible mechanisms, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds, and may permit a holder to continue to own our common stock obtained through associate benefit plans or otherwise, but without the full risks and rewards of ownership. When that occurs, our directors, employees, contractors and consultants (collectively, our associates) to whom our policy applies, may no longer have the same objectives as our other stockholders. As such, the Company's named executive officers and directors are strictly prohibited from engaging in such transactions, and the remaining associates subject to the policy are strongly discouraged from engaging in such transactions. Any associate not prohibited from entering into such an arrangement must first submit the proposed transaction for approval by our General Counsel at least two weeks prior to the proposed transaction.

HOW MAY STOCKHOLDERS COMMUNICATE WITH THE BOARD?
Stockholders and other parties interested in communicating directly with the Board, the presiding Lead Director or the non-management directors as a group may do so by writing to the Board of Directors or presiding Lead Director (as the case may be), c/o General Counsel, Dick’s Sporting Goods, Inc., 345 Court Street, Coraopolis, PA 15108 or sending an e-mail to the Legal Department’s attention at investors@dcsg.com. Upon receipt of letters addressed to the Board or non-management members of the Board, the Governance and Nominating Committee has instructed the General Counsel to (i) review the correspondence, (ii) regularly forward to the Board a summary of all such correspondence addressed to the Board and (iii) regularly forward to the presiding Lead Director copies of all such correspondence that is addressed to or (determined to be) intended for the presiding Lead Director or the non-management directors as a group or that otherwise requires their attention. Directors may at any time review correspondence that is addressed to members of the Board and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are promptly brought to the attention of the Company’s internal audit department and handled in accordance with procedures established by the Audit Committee with respect to such matters.

HOW DOES THE BOARD DETERMINE WHICH DIRECTORS ARE CONSIDERED INDEPENDENT?
Pursuant to our Corporate Governance Guidelines, which meet the listing standards adopted by the NYSE for "controlled companies," and are available on the Investor Relations portion of our website (http://investors.dicks.com), the Board undertook its annual review of existing director and director nominee independence on March 17, 2020. During this review, the Board considered transactions and relationships between each current director or nominee for director and the Company (either directly or as a partner, stockholder or officer of any organization that has a relationship with the Company), including (i) the relationship between the Company and PVH Corp., one of our vendors, for which Mr. Chirico serves as Chairman and Chief Executive Officer; (ii) the relationship between the

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2020 Annual Meeting of Stockholders 19

Corporate Governance (continued)
Company and OpenText Corporation, one of our technology service providers, for which Mr. Barrenechea serves as Chief Executive Officer and Chief Technology Officer; (iii) the relationship between the Company and Avery Dennison Corporation, one of our suppliers of office supplies, for which Mr. Barrenechea serves as a member of the board of directors; (iv) the relationship between the Company and PepsiCo, Inc., a global foodservice provider and one of our vendors, for which Ms. Fink serves as President, Global Foodservice; and (v) Mr. Colombo's role as trustee of trusts that hold Class B shares for the benefit of Mr. Stack's children and his non-leadership position in one of Mr. Stack's charitable projects. As provided in the Corporate Governance Guidelines, the purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director or nominee for director is independent in accordance with independence requirements under our Corporate Governance Guidelines and as implemented by the NYSE.
As a result of the review, the Board affirmatively determined that all non-employee directors presently serving, including those nominated for re-election, are independent in accordance with the standards set forth in our Corporate Governance Guidelines and independence requirements implemented by the NYSE.

WHAT IS OUR POLICY ON ANNUAL MEETING ATTENDANCE?
The Board strongly encourages its continuing members to attend the Annual Meeting of Stockholders. The Company currently expects that all of its directors will be present during the online 2020 Annual Meeting. All of the then-current members of the Board were in attendance at the 2019 Annual Meeting of Stockholders.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The Compensation Committee currently consists of Messrs. Colombo, Schorr, Stone and Weiss. None of Messrs. Schorr, Stone or Weiss has ever been an officer or employee of ours or any of our subsidiaries. Mr. Colombo served as an officer and employee of the Company in various roles from 1988 until 2011, including serving as Chief Operating Officer and Executive Vice President from 1995 to 1998, President of dsports.com LLC, our then eCommerce subsidiary from 1998 to 2000, President and Chief Operating Officer from 2002 until 2008, and interim Chief Marketing Officer from September 2010 until February 2011.
None of our executive officers serves or has served as a member of the Board of Directors, compensation committee or other Board committee performing equivalent functions of any entity that has one or more executive officers serving as one of our directors or on our Compensation Committee.
CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH RELATED PERSONS
In 2019 the Company paid $333,603 to South Hills Landscaping & Excavating, Inc. ("South Hills") for all-seasons landscaping services at the Company’s Customer Support Center and surrounding areas, pursuant to a three-year agreement entered into in 2017. South Hills is owned by Darren Davis, the brother-in-law of Edward W. Stack. We engaged South Hills in the ordinary course of business and on terms comparable to those offered by non-related third-parties. In January 2020, the Company renewed the contract with South Hills for an additional three years. The existing agreement may be terminated by the Company at any time without penalty upon thirty days' written notice to South Hills or under the other conditions for termination set forth therein.
We lease two locations from Stack Associates, LLC, a New York limited liability company established by the estate of Richard "Dick" Stack, our founder and father of Edward W. Stack. Our total monthly lease payments for the two locations is $20,000. We paid $240,000 under these leases in fiscal 2019. The amount paid per square foot under these leases is comparable to the amounts we agreed to pay to unaffiliated third-parties for other leases that were entered into around the same time period.

On October 1, 2019, the Company purchased 19,840 copies of a book authored by the Company’s Chairman and CEO, Edward W. Stack, from Porchlight Book Company (“Porchlight”). The Company paid Porchlight $249,199 in connection with this purchase, and the Company offered the books for sale in its stores. Mr. Stack has an independent arrangement under which he receives royalty payments in connection with sales of his book, including the purchase made by the Company. Mr. Stack plans to donate all royalties for sales of the book to The DICK’S Sporting Goods Foundation.

From time to time, Mr. Stack makes his personal aircraft available for the Company’s use. In fiscal 2019, the charges paid by the Company in connection with chartering such aircraft were $445,975.

20 Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2020 Annual Meeting of Stockholders

Corporate Governance (continued)
On August 1, 2019, we entered into an Aircraft Charter Agreement (the "Charter Agreement") with Corporate Air, LLC pursuant to which we have the ability to charter for business use an aircraft owned by EWS III, LLC ("EWS"), an entity owned by Edward W. Stack. Corporate Air has a lease agreement with EWS under which Corporate Air operates and maintains this aircraft, hires pilots and other staff for flight operations and also may act to charter this aircraft for use by third-parties. During the term of the Charter Agreement, we have the right to use the aircraft on a flight available basis for 225 hours per year. Under the Charter Agreement, we pay Corporate Air a rental fee per month that is increased annually between 3% and 5%, based on the consumer price index (the monthly fee was set at $322,500 and $332,175 for 2019 and 2020, respectively), and an hourly charter rate of $4,945 per flight hour, which is subject to a fuel surcharge adjustment. During fiscal 2019, we paid Corporate Air $2,580,000 under the Charter Agreement. The Charter Agreement may be terminated under certain conditions as set forth in the Charter Agreement and terminates automatically if Corporate Air no longer has the right to operate the aircraft under its lease with EWS.
Kim Myers, the sister of our Chairman and Chief Executive Officer and a holder of our Class B common stock, is married to Tim Myers, who is employed by the Company. Mr. Myers received compensation totaling $239,467 in 2019 consisting of salary, bonus, and an equity award. Mr. Myers receives salary, bonus, equity-based compensation, and health and welfare benefits on the same basis as other eligible associates at similar positions.
The Audit Committee’s review and ratification, approval or disapproval of transactions required to be reported under Item 404 of the SEC’s Regulation S-K have been conducted in accordance with the terms of the Company’s Related Person Policy & Procedures, which covers our directors, director nominees, executive officers, significant shareholders, and their respective immediate family members, and also may apply to outside third-parties in which any of these persons owns more than 10% of the equity, serves as an officer or equivalent or, in the case of directors, director nominees or immediate family members, is employed. Transactions with such persons are initially reviewed by our Legal Department to determine if they fall within the scope of our Related Person Policy & Procedures. The Audit Committee reviewed and approved or ratified the transactions set forth above in accordance with the terms of our Related Person Policy & Procedures.
Transactions (or series of related transactions) that would generally fall within the scope of our Related Person Policy & Procedures include those in which the amount exceeds $120,000 per year, other than compensation between a person covered by the policy and the Company (and its subsidiaries). Any new transaction and any amendment to a transaction that falls within the scope of the policy is required to be reviewed and approved or ratified by the Audit Committee. Information regarding potential related party transactions is obtained through self-reporting, including through submission of annual director and executive officer questionnaires, and through review of Company records.

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2020 Annual Meeting of Stockholders 21

Item 2—Ratification of Independent Registered Public Accounting Firm

REPORT OF THE AUDIT COMMITTEE
The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Exchange Act, except to the extent the Company specifically incorporates this Report by reference therein.
The primary purpose of the Audit Committee is to act on behalf of the Board of Directors in its oversight of all material aspects of the accounting and financial reporting processes, internal controls and audit functions of the Company, including its compliance with Section 404 of the Sarbanes-Oxley Act of 2002.
Management has primary responsibility for the Company’s financial statements and reporting processes, including its internal controls and disclosure controls and procedures. The Company’s independent registered public accounting firm, Deloitte & Touche LLP (sometimes referred to as D&T), is responsible for performing an independent audit of the financial statements in accordance with the standards of the Public Company Accounting Oversight Board and expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles.
In fulfilling its oversight responsibilities for fiscal year 2019, the Audit Committee reviewed and discussed with both Company management and the Company’s independent auditors all annual financial statements and quarterly operating results released in fiscal year 2019 prior to their issuance. During fiscal 2019, management reviewed significant accounting and disclosure issues with the Audit Committee and advised the Audit Committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles. These reviews also included discussions with the outside auditors of matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board. The Audit Committee also received the written disclosures and letter from D&T required by applicable requirements of the Public Company Accounting Oversight Board regarding D&T’s communications with the Audit Committee concerning independence, and had discussions with D&T regarding its independence. The Audit Committee also received, reviewed and discussed with D&T the report required by Section 10A(k) of the Exchange Act.
Based on the reviews, discussions and disclosures referred to above, the undersigned Audit Committee members recommended to the Board of Directors that the Board approve the inclusion of the Company’s audited financial statements for the fiscal year ended February 1, 2020 in the Company’s Annual Report on Form 10-K for such fiscal year.
Members of the Audit Committee
Vincent C. Byrd (Chairperson)
Mark J. Barrenechea
Emanuel Chirico
Anne Fink
Jacqualyn A. Fouse

22 Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2020 Annual Meeting of Stockholders

Item 2—Ratification of Independent Registered Public Accounting Firm (continued)

Deloitte & Touche LLP has served as our independent registered public accounting firm since 1998. For fiscal 2019, D&T rendered professional services in connection with the audit of our financial statements, including review of quarterly reports and other filings with the SEC, and also provided tax and other services. D&T is knowledgeable about our operations and accounting practices and well qualified to act as our independent registered public accounting firm, and the Audit Committee has appointed D&T as such for fiscal 2020.
AUDIT AND NON-AUDIT FEES AND INDEPENDENT PUBLIC ACCOUNTANTS
The following table presents fees for professional audit services rendered by D&T for the audit of the Company’s annual consolidated financial statements for fiscal years 2018 and 2019 and fees billed for other services rendered by D&T for fiscal years 2018 and 2019.

	Fiscal 2018	Fiscal 2019
Audit Fees	$1,329,430	$1,460,280
Audit-Related Fees	24,641	29,151
Tax Fees	82,687	113,059
All Other Fees	3,790	4,055
Total All Fees	$1,440,548	$1,606,545
Audit Fees — Audit fees for fiscal 2018 and 2019 included fees for professional services and expenses relating to the audit of our annual financial statements, the audit of our internal control over financial reporting and the review of our quarterly financial information.
Audit-Related Fees — Audit-related fees paid in fiscal 2018 and 2019 principally included fees relating to an employee benefit plan audit.
Tax Fees — Tax fees set forth for fiscal 2018 and 2019 were for tax-related services related primarily to tax consulting and tax planning.
All Other Fees — All other fees in fiscal 2018 and 2019 were for accounting research subscriptions.
The Audit Committee pre-approves all auditing services and any non-audit services that the independent registered public accounting firm is permitted to render under Section 10A(h) of the Exchange Act. The Audit Committee may delegate the pre-approval to one of its members, provided that if such delegation is made, the full Audit Committee must be presented at its next regularly scheduled meeting with any pre-approval decision made by that member. The Audit Committee has pre-approved certain non-audit services for fiscal 2020 up to $35,000 per occurrence.
Representatives of D&T will be present during the online 2020 Annual Meeting of Stockholders to respond to questions and make statements as they desire.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2020.

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2020 Annual Meeting of Stockholders 23

Executive Compensation

COMPENSATION COMMITTEE REPORT

The following Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Exchange Act, except to the extent the Company specifically incorporates this Report by reference therein.
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth below with the Company’s management and, based upon such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.
The full text of the Compensation Committee’s charter is available on the Investor Relations portion of the Company’s website
(http://investors.dicks.com).
Respectfully submitted,
Members of the Compensation Committee
Larry D. Stone (Chairperson)
William J. Colombo
Lawrence J. Schorr
Allen R. Weiss

COMPENSATION DISCUSSION AND ANALYSIS

CD&A INDEX		OUR NAMED EXECUTIVE OFFICERS
Our Named Executive Officers . . . . . . . . . . . . . . . . . . . . . .	24
This Compensation Discussion and Analysis describes our executive compensation program, including a discussion of the philosophy and intent of the material elements of the program. The discussion is focused on our named executive officers for fiscal 2019, who were:

Financial Results . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	25
Compensation Allocation . . . . . . . . . . . . . . . . . . . . . . . . . . .	25
Variable Compensation Components . . . . . . . . . . . . . . . . .	26
Governance Practices . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	27
Compensation Decision-Making Practices . . . . . . . . . . . . .	28	Edward W. Stack
Market Data . . . . . . . . . . . . . . . . . . . . . . . .	29	Chairman and Chief Executive Officer
Stockholder Support of Our Pay Program . . . . . . . . . . . . . .	30	Lee J. Belitsky
Elements of 2019 Compensation . . . . . . . . . . . . . . . . . . . . .	30	Executive Vice President — Chief Financial Officer
Changes to 2020 Compensation	35	Lauren R. Hobart
Stock Ownership Guidelines . . . . . . . . . . . . . . . . . . . . . . . .	35	President
Additional Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	36	Donald J. Germano
		Executive Vice President — Stores
COMPENSATION TABLES		Navdeep Gupta
Summary Compensation Table . . . . . . . . . . . . . . . . . . . . . .	38	Senior Vice President — Finance and Chief Accounting Officer
Grants of Plan-Based Awards Table . . . . . . . . . . . . . . . . . .	39	Paul J. Gaffney(1)
Outstanding Equity Awards at Fiscal Year End Table . . . . .	41	Former Executive Vice President — Chief Technology Officer
Option Exercises and Stock Vested Table . . . . . . . . . . . . . .	43	Holly R. Tyson(1)
Pension Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	44	Former Senior Vice President — Chief Human Resources Officer
Nonqualified Deferred Compensation Table . . . . . . . . . . . .	44
Potential Payments upon Termination or Change-in-Control	45
(1) Mr. Gaffney and Ms. Tyson resigned from their roles effective in September 2019 and January 2020, respectively. The Company entered into a consulting arrangement with Ms. Tyson pursuant to which she will serve in a consulting role through the first quarter of the 2020 fiscal year.

24 Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2020 Annual Meeting of Stockholders

Executive Compensation (continued)
FINANCIAL RESULTS - FISCAL 2019

In fiscal 2019, the Company delivered GAAP and non-GAAP earnings per diluted share ("EPS") of $3.34 and $3.69, respectively, and an increase in net sales of 3.72%. We ended the year with a consolidated same store sales increase of 3.7%. We continued to make significant and meaningful contributions to the Company's long-term success, including the continued and profitable growth of our omni-channel platform, ending the year with 726 DICK'S Sporting Goods stores, 94 Golf Galaxy stores and 27 Field & Stream stores and delivered 16% growth in our eCommerce business on a 52-week to 52-week comparative basis. Our five-year top line and bottom line performance is detailed below.

*See Appendix A for the GAAP to non-GAAP reconciliations for each year shown. The Company did not report EPS on a Non-GAAP basis for fiscal 2018. **FY17 comprises 53 weeks

COMPENSATION ALLOCATION - AN EMPHASIS ON VARIABLE COMPENSATION

Our compensation programs are designed to attract, retain, and motivate the executive management team that will drive us to evolve as an omni-channel specialty retail company and to keep pace with changing consumer preferences. We attract and retain top executive talent by providing market-competitive base salaries and time-based restricted stock grants. Furthermore, we motivate our executives to drive the Company to develop and evolve by offering both short-term and long-term performance-based incentive awards, including restricted stock and stock options, each of which aligns the interests of our executives with our stockholders and encourages focus on longer-term growth.

Overall, a considerable portion of the compensation payable to our named executive officers is considered "pay-at-risk." The following chart illustrates how base salary, restricted stock, stock options and short-term incentive awards were allocated for fiscal 2019. The value of equity awards granted in connection with (1) the 2019 LTIP, (2) the 2019 special grant of restricted stock to certain named executive officers, and (3) promotions are excluded for purposes of the following illustration.

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2020 Annual Meeting of Stockholders 25

Executive Compensation (continued)

Amounts may not add due to rounding

"Other NEO Pay Allocation" excludes payments made to our former Executive Vice President - Chief Technology Officer, Paul Gaffney, who did not receive all elements of the annual executive compensation package due to his mid-year departure from the Company.

Each element of our compensation program is discussed in greater detail starting on page 30 of this proxy statement.
VARIABLE COMPENSATION COMPONENTS - DRIVEN BY COMPANY PERFORMANCE

Our short-term and long-term performance-based incentive programs are designed to ensure a strong connection between the Company’s performance and executive compensation. Each incentive program is distinct and structured to reward the achievement of specific, pre-determined financial, operational and strategic goals. Our programs are designed to provide payment to executives only upon realization of an assumed threshold (or better) achievement of Company goals. We use, or have used, one-, three-, and five-year measurement periods, depending on the specific purpose of the program. At any given time, we could have one or more incentive programs in place, which have been designed to drive specific strategic goals. We will continue to adopt new incentive programs based on our organizational needs and the Company’s strategic plan.

Short-Term Performance-Based Incentive Program – Our short-term performance-based incentive program ("STIP") is based on the Company's annual operating plan and requires that the Company achieve a threshold level of financial performance in order for any payout to occur. The 2019 STIP required the attainment of goals related to consolidated adjusted earnings before taxes ("Adjusted EBT"), which excluded certain items as approved by the Compensation Committee and in accordance with the terms of the Company's Amended and Restated 2012 Stock and Incentive Plan (the "2012 Plan"). See Appendix A for the GAAP to non-GAAP reconciliations of EBT to Adjusted EBT.

For 2019, we also implemented an additional short-term performance based incentive program based on stretch goals relating to consolidated same store sales growth subject to the attainment of Adjusted EBT goals that we refer to as the Sales Growth Incentive

26 Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2020 Annual Meeting of Stockholders

Executive Compensation (continued)
Plan or "SGI". Neither the STIP nor the SGI will payout unless certain minimum goals are satisfied. Information about the metrics used and payouts made under the 2019 STIP and 2019 SGI are available starting on page 31.
Long-Term Performance-Based Incentive Programs - Our long-term performance-based restricted stock programs are special performance-based grants that typically vest over three to five years upon achievement of certain pre-established performance metrics.
Most recently, we granted long-term performance-based restricted stock awards in July 2019, which we refer to as the "2019 LTIP". Awards granted under the 2019 LTIP will vest, if at all, in April 2022 following achievement of pre-established performance goals during the 2020 fiscal year and continued employment through the vesting date. For more information on the 2019 LTIP, see "Special Long-Term Performance-Based Incentive Awards – 2019 LTIP" on pages 34 - 35 of this proxy statement.
GOVERNANCE PRACTICES - STRONG GOVERNANCE UNDERLIES OUR COMPENSATION PROGRAM

We strive to align the Company’s executive compensation program with the interests of the Company and our stockholders. The chart below highlights certain pay practices that we utilize and those that we avoid, so as to maintain discipline in our executive compensation program.

Pay Practices We Utilize
Link pay to performance	We link a significant portion of executive compensation to Company performance. A substantial majority of our named executive officer's fiscal 2019 compensation was variable compensation tied to our financial performance and/or our stock price.
Use of threshold gate for payouts to occur	The Company will not pay out short- or long-term performance-based incentive awards unless the Company achieves a threshold level of earnings before taxes even if the Company exceeds other pre-established performance goals. This ensures that an acceptable level of stockholder value is generated before any performance-based incentive compensation is paid. See pages 29 to 34 for further information.
Alignment of performance metrics with Company’s strategy	The variety of performance metrics used in our performance-based incentive programs aligns compensation with successful deployment of the Company's long-term strategy. See pages 29 to 34 for further information.
Dividends on restricted stock are subject to forfeiture
The Company currently pays quarterly dividends. However, all dividends paid on restricted stock (both time and performance based) are accrued and paid only if the underlying restricted stock ultimately vests.

Stock ownership guidelines	Our stock ownership guidelines ensure that our executive officers and directors are financially invested in the Company alongside our stockholders, as further detailed on page 35 of this proxy statement.
No short-sales or hedging and restricted pledging transactions
Our executive officers and directors are strictly prohibited from engaging in short selling, put, call, or other derivative transactions or hedging or other monetization transactions in our common stock. Executive officers and directors are strongly discouraged from pledging our common stock and require pre-approval to do so.

Limited perquisites
We provide limited perquisites. Executive officers and directors are required to reimburse the Company for personal use of the Company’s aircraft. See Perquisites and Other Personal Benefits and Personal Use of Company Aircraft on page 36 for further information.

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2020 Annual Meeting of Stockholders 27

Executive Compensation (continued)

Pay Practices We Avoid
No employment agreements with our executive officers	The Company has no employment contracts with its executive officers and is obligated to pay very limited severance in connection with non-competition agreements entered into with certain employees, including our executive officers.
No change-in-control agreements	The Company does not have change-in-control agreements with any of its executive officers.
No automatic accelerated vesting of awards upon a change-in-control	Except for 2019 LTIP, our equity compensation plans do not provide for automatic acceleration of vesting of awards in the event of a change-in-control. See pages 45 to 46 for further information.
No tax gross-ups	Other than for relocation benefits, we do not provide tax gross-ups on compensation or personal benefits. See pages 35 to 37 for further information.
No repricing underwater stock options	Our equity plan prohibits the repricing of stock options unless our stockholders approve such actions.
No hedging or monetization transactions	Under our Insider Trading Policy, our named executive officers are strictly prohibited from engaging in hedging or monetization transactions, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds.

In addition to maintaining discipline in our executive compensation program, we believe these pay practices create an overall compensation program designed to motivate and reward our employees and executive officers for their performance on a short-term and long-term basis and for taking appropriate business risks. Further, these pay practices help to ensure that excessive or unnecessary risk taking is mitigated, and encourage a level of risk taking that is not reasonably likely to have a material adverse effect on the Company.

COMPENSATION DECISION-MAKING PROCESS IS THOROUGH AND BALANCES OBJECTIVE DATA WITH A DEEP UNDERSTANDING OF OUR BUSINESS

Participants in the compensation decision-making process utilize a combination of objective data along with a deep understanding of the Company's business as they consider each element of compensation. Further, participants in the decision-making process strive to ensure that programs are complementary, balance risk, and support both the short- and long-term objectives of the Company.
As of the record date, our Chairman and Chief Executive Officer controlled approximately 58% of the combined voting power of our common stock and Class B common stock. He has been operating the Company since 1984 and has led the Company through its growth for over 35 years. He has a substantial role in the development of the Company’s long-term strategy, and as a result, provides critical input in the development of executive compensation programs intended to motivate executives to achieve that strategy. However, ultimately all decisions relating to executive compensation are approved by the Compensation Committee, which is comprised entirely of "Non-Employee Directors" for purposes of Rule 16b-3 under the Exchange Act. As a controlled company, the Company is not required to have an independent Compensation Committee under the listing standards of the NYSE, but we believe that having independent voices in the executive compensation decision-making process is in the best interests of the Company’s stockholders and further ensures that we achieve alignment between pay and performance.
Compensation of our Chief Executive Officer – Our Chief Human Resources Officer, the Compensation Committee and the Board participate in the compensation decision-making process for our Chief Executive Officer. Our Chief Human Resources Officer works with management’s compensation consultant to develop and review benchmarking information. Based on this benchmarking information, our Chief Human Resources Officer provides compensation recommendations for our Chief Executive Officer to the Compensation Committee. The Compensation Committee then reviews the benchmarking information, the Company’s historical performance against performance targets for incentive compensation awards, the Company’s overall financial performance and our Chief Executive Officer’s overall performance. The Compensation Committee may also discuss these matters directly with our Chief Executive Officer.
Following review, the Compensation Committee recommends compensation levels and performance targets under our STIP and any LTIP for our Chief Executive Officer, and also determines whether and to what extent pre-established performance targets have been met. All components of our Chief Executive Officer’s compensation, including base salary, STIP, long-term incentive and other equity

28 Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2020 Annual Meeting of Stockholders

Executive Compensation (continued)
awards are recommended by the Compensation Committee to the Board, which subsequently considers and finalizes compensation in an executive session of independent directors.
Compensation of our other Named Executive Officers – Our Chairman and Chief Executive Officer, our Chief Human Resources Officer and the Compensation Committee participate in the compensation decision-making process for our other named executive officers. Our Chief Human Resources Officer works with our Chairman and Chief Executive Officer to develop recommendations for all components of a named executive officer’s compensation, including recommending compensation levels and performance targets under our STIP and any LTIP. Recommendations are based on the Company’s historical performance, the Company’s financial, operational and strategic goals, benchmarking information provided by management’s compensation consultant, the Company’s talent needs and individual performance. Recommendations regarding the compensation of our Chief Human Resources Officer is made by our Chairman and Chief Executive Officer.

The Chairman and Chief Executive Officer and Chief Human Resources Officer review the recommendations with the Compensation Committee, which is responsible for approving all components of executive compensation as well as for approving performance targets for our STIP and any LTIP, and determining whether and to what extent any pre-established performance targets have been met. The Compensation Committee also reviews and approves all new and/or revised executive compensation programs.

Appointment of Chief People Officer – Upon the departure of Ms. Tyson as our Chief Human Resources Officer in January 2020, other members of our compensation team fulfilled her responsibilities as outlined above, with respect to the 2020 compensation decision-making process both for our Chief Executive Officer and other named executive officers. In April 2020, we appointed a Chief People Officer who will fulfill the responsibilities of the Chief Human Resources Officer going forward, including as it relates to executive compensation matters.
MARKET DATA - PROVIDES INSIGHT INTO INDUSTRY PRACTICES

Role of Management’s Compensation Consultant – In 2019, management retained Willis Towers Watson as its compensation consultant to provide market data, benchmarking research, survey information and peer group advice relating to executive compensation. Willis Towers Watson works directly with our human resources team, including our Chief Human Resources Officer. All research for executive compensation conducted by Willis Towers Watson is provided to the Compensation Committee directly by management. The Compensation Committee may work with its own compensation consultant as it deems necessary, but generally believes that it is preferable to coordinate with management in working with a consultant to ensure seamless administration of our compensation program.

In fiscal 2019, the aggregate fees paid to Willis Towers Watson for their services in assisting with the determination and recommendation as to the form and amount of director and executive compensation was $132,709, and the aggregate fees for additional services provided to the Company by Willis Towers Watson or its subsidiaries were $100,453. The Compensation Committee evaluated the independence of Willis Towers Watson under applicable NYSE rules, including the services provided and the associated fees paid, and has concluded that Willis Towers Watson was independent and that its engagement did not present any conflicts of interest.
Benchmarking Executive Compensation – Company management engaged Willis Towers Watson to review, analyze and make recommendations with respect to our named executive officer compensation, both as to individual components as well as the comprehensive package. Each pay component utilized by the Company in 2019 was analyzed using publicly available compensation data for peer group companies and general retail compensation survey data provided by Willis Towers Watson.

Management engaged Willis Towers Watson in 2019 to conduct a review of the direct compensation components paid to our named executive officers against a specific benchmark retail group, with a focus on base pay, annual performance incentive pay and stock-based compensation. This benchmark retail group, consisting of 16 companies (referred to as the "Retail Peer Group"), was selected based on the following attributes:
•publicly-held retailers, with an emphasis on specialty retailers;
•retailers with annual revenues between one-half and two and one-half times the Company’s annual revenue, and
•retailers with which we compete for executive talent.

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2020 Annual Meeting of Stockholders 29

Executive Compensation (continued)
The Retail Peer Group is reviewed, updated, and approved annually by the Compensation Committee and may change periodically based on each component retailer’s continued satisfaction of our selected attributes, as well as the overall competitive environment for executive talent.

The Retail Peer Group for 2019 compensation recommendations was comprised of the following companies:

Advance Auto Parts, Inc.	Gap, Inc.	Ross Stores, Inc.
Ascena Retail Group, Inc.	Kohl's Corporation	Tractor Supply Company
AutoZone, Inc.	L Brands, Inc.	Ulta Beauty Inc.
Bed, Bath & Beyond, Inc.	Michaels Stores, Inc.	VF Corporation
Big Lots, Inc.	Ralph Lauren Corporation	Williams-Sonoma, Inc.
Foot Locker, Inc.

STOCKHOLDER SUPPORT OF OUR PAY PROGRAM

Say-On-Pay Vote Results – We held an advisory vote at the 2019 Annual Meeting of Stockholders where we asked our stockholders to approve, on a non-binding advisory basis, the compensation paid to our named executive officers in 2018. The Company received more than 98% approval of the votes cast with respect to the 2018 compensation paid to our named executive officers. Because the Company is a "controlled company," the Compensation Committee also considered the voting results from the Company’s unaffiliated holders of common stock. The Committee took into account the level of stockholder support received, among other factors, in establishing the Company's 2019 compensation policies and programs.
ELEMENTS OF 2019 COMPENSATION

The combination of our fixed and variable compensation elements, including performance-based programs and time-vested equity awards, create an aggregate compensation program design that rewards the achievement of financial, operational and strategic goals over measurement periods of varying lengths. The Compensation Committee believes that this compensation program design creates balanced incentives for our named executive officers that encourage them to grow the Company in a disciplined, focused manner with a view towards long-term success.

Philosophy – Our executive compensation philosophy is to provide a market competitive compensation package that serves to attract, retain and motivate the executive management team that will drive us to evolve as an omni-channel specialty retail company and to keep pace with changing consumer preferences. In general, we set all elements of compensation within a range based on the market median and are willing to pay more for leaders who have critical skills in key operational areas or for outstanding performance against key financial metrics.

Base Salary – Base salary is intended to provide reasonable yet market-competitive fixed pay reflective of an executive’s role, responsibilities and individual performance. The Compensation Committee examines base salary in conjunction with data provided by Willis Towers Watson and against the Retail Peer Group to help guide it in determining adjustments to base salaries.

30 Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2020 Annual Meeting of Stockholders

Executive Compensation (continued)

Name	Position	2019 Salary	2020 Salary(1)	% Change
Edward W. Stack	Chairman and Chief Executive Officer	$1,100,000	$47,438	(95.7)%
Lee J. Belitsky	Executive Vice President — Chief Financial Officer	$686,200	$11,323	(98.3)%
Lauren R. Hobart	President	$775,000	$39,428	(94.9)%
Donald J. Germano	Executive Vice President — Stores	$615,000	$307,500	(50.0)%
Navdeep Gupta	Senior Vice President — Finance and Chief Accounting Officer	$400,000	$260,000	(35.0)%
Paul J. Gaffney(2)	Former Executive Vice President — Chief Technology Officer	$691,900	N/A	N/A
Holly R. Tyson(2)	Former Senior Vice President — Chief Human Resources Officer	$475,100	N/A	N/A
(1) The Company temporarily reduced the salaries of the named executive officers, members of senior management, and certain other salaried employees to preserve cash while the Company manages its response to COVID-19. The salaries of the CEO, President, and CFO were reduced to an amount covering the benefits provided by the Company. The salaries of other EVPs and SVPs were reduced by 50% and 35%, respectively.
(2) Mr. Gaffney and Ms. Tyson left the Company in September 2019 and January 2020, respectively. Ms. Tyson continued to serve as an independent consultant to the Company through April 30, 2020.

Short-Term Performance-Based Incentive Awards – For 2019, the Company utilized two short-term performance-based incentive programs to incentivize employees - the primary STIP and a supplementary, stretch short-term special growth incentive program or "SGI".

STIP – Payout under the STIP was based 100% on achievement of pre-established Adjusted EBT goals. The following table sets forth the specific threshold, target and maximum 2019 STIP payout amounts, as a percentage of eligible earnings, that had been potentially payable to our named executive officers:

Name	Position	Threshold	Target	Maximum
		(as a % of eligible earnings)
Edward W. Stack	Chairman and Chief Executive Officer	90%	210%	400%
Lee J. Belitsky	Executive Vice President — Chief Financial Officer	60%	75%	150%
Lauren R. Hobart	President	100%	125%	250%
Donald J. Germano(1)	Executive Vice President — Stores	56%	70%	140%
Navdeep Gupta(2)	Senior Vice President — Finance and Chief Accounting Officer	47%	59%	117%
Paul J. Gaffney(3)	Former Executive Vice President — Chief Technology Officer	60%	75%	150%
Holly R. Tyson(4)	Former Senior Vice President — Chief Human Resources Officer	48%	60%	120%
(1) During 2019, the threshold, target, and maximum payouts levels for Mr. Germano increased from 48%, 60% and 120% to 60%, 75% and 150%, and the payout levels identified are calculated on a pro-rated basis.
(2) During 2019, the threshold, target, and maximum payouts levels for Mr. Gupta increased from 40%, 50% and 100% to 48%, 60% and 120%, and the payout levels identified are calculated on a pro-rated basis.
(3) Mr. Gaffney left the Company in September 2019 and was not eligible to receive payout under the 2019 STIP.
(4) Although Ms. Tyson left her role as Chief Human Resources Officer as of January 1, 2020, she remained an independent consultant to the Company through April 30, 2020 and was eligible to receive payout under the 2019 STIP.

The determination of STIP payout is based on achievement of threshold, target, or maximum levels of Adjusted EBT. If threshold Adjusted EBT is not achieved, then no performance incentive amounts will be payable to the Company's executive officers. When determining the attainment of the STIP performance metrics, the Compensation Committee may exercise discretion and adjust its evaluation of the Company's performance.
The threshold, target, and maximum Adjusted EBT levels correlate with the three levels of bonus expressed as a specified percentage of the named executive officer’s base salary actually received by the executive officer during the fiscal year. The Company uses interpolation between the threshold and low target limit and between the high target limit and maximum levels to determine the specific amount of the payout for each named executive officer with respect to the achievement of the Adjusted EBT goal between the various levels.

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2020 Annual Meeting of Stockholders 31

Executive Compensation (continued)

2019 Performance Goal	Threshold	Target Range		Maximum	Actual
		Low	High
Adjusted EBT* (millions)	$374	$410	$425	$444	$450.5
Payout Opportunity (as % of Target)	80%	100%	100%	200%
Chief Executive Officer % Attainment**					190%
Other NEO % Attainment					200%
* See Appendix A for GAAP to non-GAAP reconciliations.
**  Chief Executive Officer % Attainment is lower than the Other NEO % Attainment because the CEO's payout curve varies from the other NEO payout curves as illustrated in the table on page 31.

To determine the actual STIP payment, the Company applies the following formula to each named executive officer:

Eligible Earnings	x	Target Payment (% of Eligible Earnings)	x	% Attainment	=	Actual STIP Payout

The table below shows the target payments for each of our named executive officers and the actual payments made to each of our named executive officers pursuant to the STIP in connection with the Company's performance in 2019.

Name	Eligible Earnings	Target Payment (% of Eligible Earnings)	% Attainment	Actual STIP Payout*
				$	% Eligible Earnings
Edward W. Stack	$1,084,615	210%	190%	$4,338,461	400%
Lee J. Belitsky	$683,663	75%	200%	$1,025,494	150%
Lauren R. Hobart	$771,154	125%	200%	$1,927,885	250%
Donald J. Germano(1)	$607,848	70%	200%	$848,633	140%
Navdeep Gupta(2)	$393,846	59%	200%	$461,539	117%
Paul J. Gaffney(3)	—	—	—	—	—
Holly R. Tyson(4)	$473,305	60%	200%	$567,966	120%
* Percent attainment is rounded. Consequently, the product of eligible earnings, target payment, and % attainment does not correspond to actual STIP payout shown in the table.
(1) During 2019, the target payout level for Mr. Germano increased from 60% to 75%, and the target payout level identified is calculated on a pro-rated basis.
(2) During 2019, the target payout level for Mr. Gupta increased from 50% to 60%, and the target payout level identified in this chart is calculated on a pro-rated basis.
(3) Mr. Gaffney left the Company in September 2019, and forfeited any payment under the 2019 STIP.
(4) Although Ms. Tyson left her role as Chief Human Resources Officer on January 1, 2020, she remained an independent consultant to the Company through April 30, 2020 and was eligible to receive payout under the 2019 STIP. Ms. Tyson's eligible earnings were prorated to reflect full-year earnings for the calculation of her STIP and SGI payouts in accordance with the terms of her separation.
Annual STIP payments are paid for the most recently completed fiscal year (assuming performance levels have been met) as soon as administratively practical after the amounts are determined and certified by the Compensation Committee.

SGI – In addition to the 2019 STIP, approximately 1,350 employees, including each of the named executive officers, and store managers, were eligible for an additional payout under the SGI in 2019. The program was designed to incentivize employees deemed to most significantly drive profitable same store sales growth and, in turn, stock price appreciation and shareholder value growth. Payouts under the program were based on performance against 2019 consolidated same store sales growth and Adjusted EBT goals. Any payout under the plan required consolidated same store sales growth of at least 2.0% and Adjusted EBT of at least $425 million.

32 Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2020 Annual Meeting of Stockholders

Executive Compensation (continued)
The following table sets forth the specific amounts that were potentially payable to our named executive officers under the 2019 SGI based on achievement of goals related to consolidated comparable sales growth and Adjusted EBT. Potential payouts are based on a percentage of the named executive officer’s target STIP amount.

Consolidated Same Store Sales Growth	Adjusted EBT	Payout Potential as a Percent of Target STIP
2.5%	$440 M	21.4%
3.0%	$445 M	24.5%
3.5%	$450 M	27.6%
4.0%	$455 M	30.6%
4.5%	$460 M	33.7%

Based on the Company's actual 2019 consolidated same store sales growth of 3.7% and Adjusted EBT of $450.5M, eligible associates, including each of the named executive officers, received a payout under the SGI equal to 27.9% of his or her 2019 STIP target. The calculation of the 2019 SGI payout was determined after funding the 2019 STIP payout. The SGI successfully incentivized associates to drive sales growth, which translated to significant value creation for stockholders, as our 2019 Total Shareholder Return of +29% ranked near the top of our Retail Peer Group for the same period.

The table below shows the actual payments made to each of our named executive officers in connection with the 2019 SGI.

Name	2019 SGI Payout
Edward W. Stack	$634,650
Lee J. Belitsky	$142,870
Lauren R. Hobart	$268,590
Donald J. Germano	$118,230
Navdeep Gupta	$64,301
Paul J. Gaffney(1)	—
Holly R. Tyson(2)	$79,128
(1) Mr. Gaffney left the Company in September 2019, and forfeited any payment under the 2019 SGI.
(2) Although Ms. Tyson left her role as Chief Human Resources Officer on January 1, 2020, she remained an independent consultant to the Company through April 30, 2020 and consequently was eligible to receive payout under the 2019 SGI.
Annual Long-Term Incentive Awards – Long-term equity compensation is a key element of our executive compensation program. It is used to drive behaviors that lead to long-term growth and financial success, ensure balance between short- and long-term performance, align executive and stockholder interests, retain key executive talent, and create an association between individual pay and the long-term performance of the Company. Equity compensation also builds an ownership mentality among executives. Generally, long-term equity awards have vested over three to five-year periods from the grant date.
Annual equity awards are generally made to specified categories of employees in amounts that take into account such factors as Company and individual performance, an individual's ability to grow and add long-term value to the Company, share usage, stockholder dilution, and benchmarking information provided by management's compensation consultant. Special grants may also be authorized by the Compensation Committee for, among other things, new hires and promotions, exceptional performance or retention purposes. See “Special Grant of Restricted Stock” below for details on the special restricted stock grant made to our named executive officers in 2019.
In 2019, the Company’s annual grant of equity awards to our named executive officers was split, with approximately 70% of the total grant value consisting of time-based restricted stock and the remaining 30% awarded in stock options.
Stock options generally vest 25% per year over four years following the grant date and have seven year maximum terms. Restricted stock grants generally vest 100% on the third anniversary of the grant date. Stock options and restricted stock are subject to forfeiture if

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2020 Annual Meeting of Stockholders 33

Executive Compensation (continued)
the recipient fails to remain actively employed through the vesting period. Holders of unvested restricted stock are entitled to voting and dividend rights. However, dividends are held by the Company and remain subject to forfeiture until the vesting of the underlying shares of restricted stock to which the dividends relate.
The Compensation Committee believes that a value-based approach ensures greater alignment and consistency with the external market and provides greater stability in managing equity expense. As such, the committee grants annual equity awards to each officer between 0% to 300% of an officer's target value based on Company and individual performance, individual potential, data provided by Willis Towers Watson, and the practices of the Retail Peer Group.
The table below shows the target award value and the actual award value made to each of our named executive officers in connection with the Company's annual equity grant in April 2019.

Name	Target Award Value	Actual Award Value
Edward W. Stack	$5,000,000	$7,500,000
Lee J. Belitsky	$900,000	$900,000
Lauren R. Hobart	$1,200,000	$1,800,000
Donald J. Germano	$500,000	$625,000
Navdeep Gupta	$500,000	$500,000
Paul J. Gaffney(1)	$1,100,000	$1,100,000
Holly R. Tyson(2)	$500,000	$400,000
(1) Mr. Gaffney forfeited all equity received under the 2019 annual equity award when he left the Company in September 2019.
(2) Ms. Tyson forfeited all unvested equity received under the 2019 annual equity award after her consulting role terminated on April 30, 2020.

Special 2019 Grant of Restricted Stock – In April 2019 the Compensation Committee granted certain key officers restricted stock awards in addition to their annual equity grants. The restricted stock awards vested 100% on the first anniversary of the grant date. In deciding to grant this award, the Compensation Committee took into consideration the retention of top executives in light of several factors impacting company performance against 2018 STIP and 2017 LTIP goals, including a major vendor's broadened distribution channel strategy and the Company's strategic decisions with respect to its hunt and electronics categories. The restricted stock awards were subject to forfeiture if the recipient failed to remain actively employed through the vesting. As a result, the award made to Mr. Gaffney was forfeited upon his departure from the Company. Ms. Tyson’s award vested due to her continued consulting relationship with the Company in 2020. The table below sets forth the amounts of these restricted stock awards.

Name	Restricted Stock Shares	Restricted Stock Value(1)
Lee J. Belitsky	18,000	$688,860
Lauren R. Hobart	18,500	$707,995
Donald J. Germano	7,500	$287,025
Navdeep Gupta	4,300	$164,561
Paul J. Gaffney	11,000	$420,970
Holly R. Tyson	7,500	$287,025
(1) The restricted stock value is based on a per-share price of $38.27, which was the closing stock price on the date the restricted stock awards were issued.
Special Long-Term Performance-Based Incentive Awards – The Company uses special performance-based restricted shares from time to time to further align executive performance with the Company’s long-term strategy. These awards are not annual awards and are not designed to provide an opportunity for annual vesting. Instead, these performance-based restricted stock awards are specifically tailored around the Company’s long-term strategic plan. Most recently, the Company granted performance-based long-term restricted stock awards in 2019. The 2019 LTIP is intended to create additional alignment between executive compensation and shareholder value creation, ensure focus on key organizational initiatives, provide financial motivation to Company leaders, and increase retention of senior leaders.

34 Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2020 Annual Meeting of Stockholders

Executive Compensation (continued)
2019 LTIP – Our executive officers were granted performance-based restricted stock under the 2019 LTIP (the "2019 LTIP Awards") on July 3, 2019, that vest on April 3, 2022 only upon achievement of certain performance goals during the 2020 fiscal year (the "2019 LTIP Performance Period") and continued employment through the vesting date. The total number of shares earned after the end of the 2019 LTIP Performance Period will be based on the attainment of Company 2020 performance metrics relating to sales in strategic categories, digital sales, and private brand sales (collectively, the "2019 LTIP Performance Criteria"). Furthermore, no payouts under the 2019 LTIP will be made unless a minimum level of fiscal 2020 Adjusted EBT is achieved ("2019 LTIP Adjusted EBT"). Calculation of 2019 LTIP Adjusted EBT excludes certain items approved by the Compensation Committee, including, but not limited to, asset write-downs, charges associated with store closings, and litigation or claim judgments or settlements.

The Compensation Committee has determined that the 2019 LTIP Performance Criteria and 2019 LTIP Adjusted EBT are confidential and the disclosure of such criteria would result in competitive harm. At the time of grant, the Committee considered the 2019 LTIP Performance Criteria and 2019 LTIP Adjusted EBT to be challenging but attainable based on the Company’s historical performance and the Company’s business plan.

The 2019 LTIP Awards may not vest and may be forfeited in their entirety based on failure to achieve required performance levels. If the 2019 LTIP Awards do vest, they may vest up to 200% of their target value based on performance levels achieved. The table below shows the target award value made to each of our named executive officers in connection with the Company's 2019 LTIP Awards.

Name	Position	Target Value[1]
Edward W. Stack	Chairman and Chief Executive Officer	$1,250,000
Lee J. Belitsky	Executive Vice President — Chief Financial Officer	$1,250,000
Lauren R. Hobart	President	$1,250,000
Donald J. Germano	Executive Vice President — Stores	$1,250,000
Navdeep Gupta	Senior Vice President — Finance and Chief Accounting Officer	$500,000
Paul J. Gaffney(2)	Former Executive Vice President — Chief Technology Officer	$1,250,000
Holly R. Tyson(2)	Former Senior Vice President — Chief Human Resources Officer	$500,000
(1) The actual target number of performance shares granted was determined by the closing price per share of the Company's common stock on the grant date.
(2) Mr. Gaffney forfeited all shares received under the 2019 LTIP when he left the Company in September 2019, and Ms. Tyson forfeited all shares under the 2019 LTIP after her consulting role terminated on April 30, 2020.
CHANGES TO 2020 COMPENSATION

On March 18, 2020, the Company announced the closure of its stores in response to the spread of COVID-19. The Company expects that its financial performance for 2020 will be adversely impacted by the outbreak of COVID-19. Consequently, the Company took several precautionary measures, including a temporary reduction in the salaries of its named executive officers, as illustrated on page 32, members of senior management, and other salaried employees. The Board also suspended the payment of its annual retainer, as described on page 15. The Board and its Compensation Committee will continue to monitor the impact of COVID-19 on the Company’s financial performance and may adjust the design of the Company’s executive compensation programs, as it deems appropriate.
STOCK OWNERSHIP GUIDELINES KEEP OUR EXECUTIVES INVESTED

The Compensation Committee maintains stock ownership guidelines to further align the interests of our executive officers and directors with the interests of our stockholders and to encourage long-term stock ownership. The guidelines apply for so long as the executive officer or director occupies such positions.
The stock ownership guidelines for named executive officers and directors are as follows:

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2020 Annual Meeting of Stockholders 35

Executive Compensation (continued)

Role	Value of Common Stock to be Owned
Chairman and Chief Executive Officer	6 times base salary
President / Executive Vice Presidents	3 times base salary
Other Executive Officers	1 times base salary
Board of Directors	5 times annual retainer
All shares of common stock beneficially owned by the executive officer or director, including time-based and performance-based restricted stock and stock underlying exercisable and unexercisable stock options, as well as shares of Class B Common Stock, are counted towards the ownership requirement. Executive officers and directors have three years from the time they become subject to the guidelines to reach the ownership requirements, and compliance is reviewed every year based on the record date for the Company’s Annual Meeting of stockholders. If an executive officer or director does not meet the ownership requirement within the time prescribed, he or she will not be permitted to sell net shares obtained through stock option exercises or released in connection with the vesting of restricted stock until the ownership requirement is met. As of the record date for the 2020 Annual Meeting, all named executive officers currently employed by the Company and all directors were in compliance with the stock ownership requirements.
ADDITIONAL INFORMATION

401(k) Retirement Plan Benefits – The Company’s Smart Savings 401(k) Plan, established pursuant to Section 401(k) of the Code, covers all salaried (including named executive officers) and hourly employees after completing one month of service. Participants can defer up to 50% of eligible earnings to the Plan (Highly Compensated Employees, including the named executive officers are capped at a 3% deferral rate). If the participant was an active employee as of December 31 of the plan year, the plan included an annual discretionary Company match, which typically has been paid out at 50% of the first 10% of the participant’s deferral. Company matching contributions vest 20% per year of service and become fully vested when a participant attains five years of service. Thereafter, all Company contributions are fully vested.
Effective January 1, 2020, the 401(k) Plan was amended with respect to the frequency and vesting of the Company match. The frequency of the match changed from annual to bi-weekly and the vesting was accelerated from a 5-year graded to a 3-year graded vesting schedule. Additionally, the active status as of December 31 provision was eliminated.
Officers’ Supplemental Savings Plan – The Dick’s Sporting Goods Officers’ Supplemental Savings Plan, referred to as the Officers’ Plan, is a voluntary nonqualified deferred compensation plan that became effective in April 2007. The Officers’ Plan was implemented for the purpose of attracting high quality executives by providing a more robust retirement savings opportunity and by including a match provision, which we believe promotes in our key executives an increased interest in the successful operation of the Company. The Officers’ Plan provides participants an opportunity to participate in a deferred contribution plan above the 401(k) plan, which caps the level of contributions that they can make. Certain key executives, including our named executive officers, are eligible to participate in the Officers’ Plan. For information regarding the terms of the Officers’ Plan, including matching amounts received by our named executive officers, see the "Nonqualified Deferred Compensation Table" and subsequent narrative description beginning on page 44 of this proxy statement.
Perquisites and Other Personal Benefits – Perquisites are not a material component of the Company's executive compensation program. With the exception of limited perquisites available to our Chairman and Chief Executive Officer, our executive officers do not receive personal benefits that are not otherwise widely available to employees, except for use of the Company aircraft, as described below. Our Chairman and Chief Executive Officer receives certain life insurance, country club and professional service benefits, and certain personal security services. The Company leases suites at certain sporting event venues for business purposes. Executive officers and employees may have the opportunity to use tickets at individual events if the suites are not being used for business purposes. There is no incremental cost to the Company for providing these individual tickets to employees. For a description of the perquisites and the attributed costs of these benefits, see our "Summary Compensation Table" on pages 38 - 39 of this proxy statement.
Personal Use of Company Aircraft – The Company permits named executive officers and directors to use the Company’s aircraft for personal use (including their guests who may fly on a space-available basis) only if our Chairman and Chief Executive Officer approves the personal use and the named executive officer or director pays the Company the aggregate incremental cost of the flight. Our Chairman and Chief Executive Officer also may use the Company aircraft for personal use (including his guests who may fly on a space-available basis) so long as he pays the Company the aggregate incremental cost of the flight. In limited instances where the Compensation Committee (or the Board in the case of the Chairman and Chief Executive Officer) permits a named executive officer or

36 Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2020 Annual Meeting of Stockholders

Executive Compensation (continued)
director to use the Company aircraft for personal use without paying the Company the full aggregate incremental cost of the flight, any unreimbursed amounts will be considered compensation to the named executive officer or director and will be included in our "Summary Compensation Table" or "Director Compensation Table" and, if applicable, reported for income tax purposes based on Internal Revenue Service guidelines. In fiscal 2019, the Company was reimbursed for the aggregate incremental costs associated with any personal use of the Company's aircraft by the named executive officers and directors.
Written Employment Arrangements – We do not have employment agreements with our named executive officers. In some instances in connection with the negotiation of new hires, we have entered into offer letters with our executive officers, which have provided them with written assurances of certain elements of compensation for the year in which they join the Company.
Severance and Change-in-Control Agreements – We do not have severance or change-in-control agreements with our executive officers. We have a general severance policy that applies to a broad base of employees pursuant to which we pay severance equal to the greater of four (4) weeks of pay or one (1) week of pay for every year of employment with us. The Company has entered into Non-Competition and Confidentiality Agreements with all of its executive officers, other than the Chairman and Chief Executive Officer, which provide for severance consistent with this broad based policy. See "Non-Competition Agreements" on page 45 for more information. The Company may also, in its discretion, offer other arrangements to named executive officers or employees whose employment with the Company terminates.
Tax and Accounting Implications – Section 162(m) of the Internal Revenue Code generally limits the corporate tax deduction for individual compensation over $1 million paid in any taxable year to each of the persons that meet the definition of a covered employee. For fiscal 2019, covered employees include anyone who was a covered employee for any taxable year beginning after December 31, 2016, anyone who held the position of Chief Executive Officer or Chief Financial Officer at any time during the fiscal year and the three most highly compensated employees who acted as executive officers (other than as CEO or CFO) at any time during the fiscal year.

The Compensation Committee will continue to take into account the tax and accounting implications (including the tax deductibility of executive compensation) when making compensation decisions, but it reserves its right to continue to make compensation decisions based on other factors it determines to be in the best interests of the Company and its stockholders.

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2020 Annual Meeting of Stockholders 37

Compensation Tables

SUMMARY COMPENSATION TABLE—2019, 2018, 2017
The following table summarizes the compensation for our named executive officers for the fiscal years ended February 1, 2020 February 2, 2019 and February 3, 2018.

Year(1) (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($)(2) (e)	Option Awards ($)(3) (f)	Non-Equity Incentive Plan Compensation ($)(4) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5) (h)	All Other Compensation ($) (i)		Total ($)(6) (j)

Edward W. Stack,
Chairman and Chief Executive Officer (7)
2019	$1,084,615	—	$6,500,019	$2,250,010	$4,973,111	$169,621	$70,786	(8)	$15,048,162
2018	$1,000,000	—	$4,364,599	$1,500,004	$1,932,789	$50,000	$236,013		$9,083,405
2017	$1,019,231	—	$6,500,008	$2,250,005	—	$200,000	$66,326		$10,035,570
Lee J. Belitsky,
Executive Vice President — Chief Financial Officer
2019	$683,663	—	$2,568,848	$270,002	$1,168,364	$37,932	$4,547	(9)	$4,733,355
2018	$666,500	—	$1,494,604	$270,004	$485,944	$13,285	$4,300		$2,934,637
2017	$662,500	—	$1,880,018	$269,996	—	$45,703	$3,975		$2,862,192
Lauren R. Hobart,
President (7)
2019	$771,154	—	$3,217,983	$540,003	$2,196,475	$40,707	$4,125	(10)	$6,770,447
2018	$734,615	—	$1,704,597	$359,999	$714,143	$5,000	$45,564		$3,563,918
2017	$640,000	—	$2,194,999	$405,000	—	$36,376	$3,975		$3,280,350
Donald J. Germano,
Executive Vice President — Stores
2019	$607,848	—	$2,254,544	$307,505	$966,863	—	$128,524	(11)	$4,265,284
Navdeep Gupta,
Senior Vice President — Finance and Chief Accounting Officer
2019	$393,846	—	$1,014,580	$150,005	$525,840	$31,010	$46,031	(12)	$2,161,312
Paul J. Gaffney,
Former Executive Vice President — Chief Technology Officer
2019	$409,868	—	$2,440,988	$330,001	—	—	$740	(10)	$3,181,597
2018	$675,000	—	$1,274,337	$330,004	$492,142	$6,750	$249,178		$3,027,411
2017	$142,788	$1,500,000	$1,120,020	$480,102	—	$260	$5,236		$3,248,406
Holly R. Tyson,
Former Senior Vice President — Chief Human Resources Officer
2019	$433,105	—	$1,067,049	$120,004	$647,094	$14,822	$39,592	(13)	$2,321,666
2018	$461,423	—	$695,850	$150,004	$269,138	$9,197	$250		$1,585,862
(1)Fiscal year 2017 comprised a 53-week period ended February 3, 2018. Fiscal years 2018 and 2019 comprised 52-week periods ended February 2, 2019 and February 1, 2020, respectively.
(2)The values set forth in this column represent the aggregate grant date fair value of restricted stock and performance-based restricted stock computed in accordance with FASB ASC Topic 718 (excluding the effect of estimated forfeitures). The values set forth in the Stock Awards include shares of restricted stock that vest with the passage of time as well as performance-based restricted stock. In 2019, the value of the performance-based restricted stock is based on the probable outcome of the 2019 LTIP Performance Criteria as of the grant date. The value of the 2019 LTIP Award on the grant date assuming the maximum value of the award would have been: Messrs. Stack, Belitsky, Germano, and Gaffney, and Ms. Hobart - $2,500,000; Mr. Gupta and Ms. Tyson - $1,000,000. For a discussion of the restricted stock and stock option awards granted to our named executive officers and the terms of the performance-based restricted stock awards granted to our named executive officers under our 2019 LTIP, see the "Long Term Incentive Awards" section of the Compensation Discussion and Analysis section of this proxy statement. A discussion of the relevant assumptions made in the valuation of the awards may be found in Note 12 ("Stock-Based Compensation and Employee Stock Plans") of

38 Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2020 Annual Meeting of Stockholders

Compensation Tables (continued)
the footnotes to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended February 1, 2020 filed with the SEC on March 20, 2020.
(3)The values set forth in this column represent the aggregate grant date fair value of stock option awards computed in accordance with FASB ASC Topic 718 (excluding the effect of estimated forfeitures). See Annual Long-Term Incentive Awards on page 31 for a discussion of the stock option awards granted to our named executive officers.
(4)Includes STIP and, to the extent applicable, SGI payouts for Company performance in each of fiscal 2019, 2018 and 2017, regardless of when paid. Under the Company’s 2012 Plan, the relevant performance measures for the annual performance incentive awards are satisfied in fiscal 2019, 2018 and 2017, as applicable, and thus are reportable in fiscal 2019, 2018 and 2017, as applicable, even though payments, if any, were made in fiscal 2020, 2019 and 2018, respectively.
(5)Represents mandatory Company contributions to the Officers' Plan. See the "Nonqualified Deferred Compensation Table" and accompanying narrative on page 44 for more information.
(6)Totals may not sum due to rounding.
(7)Neither Mr. Stack nor Ms. Hobart receive any compensation from the Company in connection with their service as a member of the Board.
(8)All Other Compensation for fiscal 2019 consisted of insurance premiums of $42,661 paid in fiscal 2019 on two life insurance policies for the benefit of Mr. Stack, the beneficiaries of which are chosen by Mr. Stack; $21,774 of country club dues; Company discounts provided to certain members of Mr. Stack's family under the Company's employee discount program; matching contributions to the Company’s 401(k) plan; personal security services provided to Mr. Stack; and a service award.
(9)All Other Compensation for fiscal 2019 consisted of matching contributions to the Company's 401(k) plan and a service award.
(10)All Other Compensation for fiscal 2019 consisted of matching contributions to the Company's 401(k) plan.
(11)All Other Compensation for fiscal 2019 consisted of matching contributions to the Company's 401(k) plan and relocation benefits of $72,793 and a tax gross-up payment of $51,606 relating to the relocation benefits.
(12)All Other Compensation for fiscal 2019 consisted of matching contributions to the Company's 401(k) plan and relocation benefits of $28,318 and a tax gross-up payment of $17,713 relating to the relocation benefits.
(13)Ms. Tyson left her role as Senior Vice President - Chief Human Resources Officer on January 1, 2020. All Other Compensation for fiscal 2019 consisted of $39,592 relating to payments for services provided as an independent consultant.
GRANTS OF PLAN-BASED AWARDS TABLE—2019
The following table sets forth each award granted to a named executive officer in fiscal 2019 under plans established by the Company.

Grant Date (b)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/Sh)(2) (k)	Grant Date Fair Value of Stock and Option Awards(3) ($) (l)
	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Edward W. Stack
4/3/2019							137,184			$5,250,032
4/3/2019								210,478	$38.27	$2,250,010
7/3/2019				17,556	35,112	70,225				$1,249,987
(4)	$976,154	$2,277,692	$4,338,461
(5)		$634,650
Lee J. Belitsky
4/3/2019							16,462			$630,001
4/3/2019							18,000			$688,860
4/3/2019								25,520	$38.27	$270,002
7/3/2019				17,556	35,112	70,225				$1,249,987
(4)	$410,198	$512,747	$1,025,494
(5)		$142,870
Lauren R. Hobart
4/3/2019							32,924			$1,260,001
4/3/2019							18,500			$707,995
4/3/2019								51,040	$38.27	$540,003
7/3/2019				17,556	35,112	70,225				$1,249,987
(4)	$771,154	$963,942	$1,927,885
(5)		$268,590

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2020 Annual Meeting of Stockholders 39

Compensation Tables (continued)

Grant Date (b)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/Sh)(2) (k)	Grant Date Fair Value of Stock and Option Awards(3) ($) (l)
	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Donald J. Germano
4/3/2019							11,432			$437,503
4/3/2019							7,500			$287,025
4/3/2019								17,756	$38.27	$187,503
7/3/2019							7,866			$280,030
7/3/2019								12,807	$35.60	$120,002
7/3/2019				17,556	35,112	70,225				$1,249,987
(4)	$338,858	$424,314	$848,633
(5)		$118,230
Navdeep Gupta
4/3/2019							9,146			$350,017
4/3/2019							4,300			$164,561
4/3/2019								14,205	$38.27	$150,005
7/3/2019				7,022	14,045	28,090				$500,002
(4)	$184,112	$230,647	$461,539
(5)		$64,301
Paul J. Gaffney
4/3/2019							20,121			$770,031
4/3/2019							11,000			$420,970
4/3/2019								31,191	$38.27	$330,001
7/3/2019				17,556	35,112	70,225				$1,249,987
(4)	—	—	—
(5)		—
Holly R. Tyson
4/3/2019							7,317			$280,022
4/3/2019							7,500			$287,025
4/3/2019								11,364	$38.27	$120,004
7/3/2019				7,022	14,045	28,090				$500,002
(4)	$227,186	$283,983	$567,966
(5)		$79,128
(1)The performance-based restricted stock issued pursuant to the 2019 LTIP has the potential to vest up to 200% based on level of performance targets achieved. Threshold, Target, and Maximum shown in the table represent 50%, 100% and 200% of the award. See Special Long-Term Performance-Based Incentive Awards on page 34 for a discussion of the 2019 LTIP.
(2)The exercise price of the stock options awarded was determined in accordance with the 2012 Plan, which provides that the exercise price for each option will be the fair market value on the grant date.
(3)The grant date fair value calculations are computed in accordance with FASB ASC Topic 718 with respect to the restricted stock or stock options awarded to the named executive officers in fiscal 2019 under the 2012 Plan (disregarding any estimates of forfeitures related to service-based vesting conditions). Restricted stock includes shares that vest with the passage of time and performance-based restricted stock granted under the 2019 LTIP. The value of the performance-based restricted stock are based on the probable outcome of the 2019 LTIP Performance Criteria as of the grant date. A discussion of the relevant assumptions made in the valuation of the awards may be found in Note 12 ("Stock-Based Compensation and Employee Stock Plans") of the footnotes to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended February 1, 2020 filed with the SEC on March 20, 2020.
(4)The amounts shown indicate the dollar value of the potential payment upon the attainment of the 2019 STIP performance criteria at Threshold, Target, and Maximum. Actual STIP payments based on the Company's fiscal 2019 performance are included in column (g) of our "Summary Compensation Table."
(5)The amounts shown under "Target" reflect the amount actually paid under the 2019 SGI and are included in column (g) of our "Summary Compensation Table." There were no threshold, target, or maximum amounts payable under the program.

40 Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2020 Annual Meeting of Stockholders

Compensation Tables (continued)
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END TABLE—2019
The following table sets forth all unexercised stock options and unvested restricted stock awarded to our named executive officers by the Company that were outstanding as of February 1, 2020.

Name	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Edward W. Stack
	78,630	—		—	$46.29	4/3/2020
	31,120	—		—	$55.29	4/3/2021
	97,234	—		—	$58.48	4/3/2022
	119,595	39,866	(1)	—	$47.09	4/3/2023
	75,604	75,606	(2)	—	$49.07	4/3/2024
	40,150	120,450	(3)	—	$33.81	4/3/2025
	—	210,478	(4)	—	$38.27	4/3/2026
							106,990	(5)	$4,732,168
							103,520	(6)	$4,578,690
							137,184	(7)	$6,067,648
										8,457	(8)	$374,053
										35,112	(9)	$1,553,004
Lee J. Belitsky
	15,259	—		—	$46.29	4/3/2020
	10,275	—		—	$55.29	4/3/2021
	26,862	—		—	$44.38	10/3/2021
	49,330	—		—	$58.48	4/3/2022
	49,230	16,410	(1)	—	$47.09	4/3/2023
	10,416	10,417	(2)	—	$49.07	4/3/2024
	7,644	22,934	(3)	—	$33.81	4/3/2025
	—	25,520	(4)	—	$38.27	4/3/2026
							12,839	(5)	$567,869
							18,634	(6)	$824,182
							16,462	(7)	$728,114
							18,000	(5)	$796,140
										8,457	(8)	$374,053
										35,112	(9)	$1,553,004
Lauren R. Hobart
	15,259	—		—	$46.29	4/3/2020
	10,275	—		—	$55.29	4/3/2021
	17,506	—		—	$58.48	4/3/2022
	25,573	—		—	$51.02	10/3/2022
	49,230	16,410	(1)	—	$47.09	4/3/2023
	15,624	15,626	(2)	—	$49.07	4/3/2024
	10,192	30,578	(3)	—	$33.81	4/3/2025
	—	51,040	(4)	—	$38.27	4/3/2026

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2020 Annual Meeting of Stockholders 41

Compensation Tables (continued)

Name	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
							19,258	(5)	$851,781
							24,845	(6)	$1,098,894
							32,924	(7)	$1,456,229
							18,500	(5)	$818,255
										8,457	(8)	$374,053
										35,112	(9)	$1,553,004
Donald J. Germano
	7,362	7,364	(10)	—	$41.01	6/3/2024
	4,305	12,917	(3)	—	$33.81	4/3/2025
	—	17,756	(4)	—	$38.27	4/3/2026
	—	12,807	(11)	—	$35.60	7/3/2026
							8,535	(12)	$377,503
							10,352	(6)	$457,869
							11,432	(7)	$505,637
							7,500	(5)	$331,725
							7,866	(13)	$347,913
										3,383	(8)	$149,630
										35,112	(9)	$1,553,004
Navdeep Gupta
	6,121	6,122	(14)	—	$28.90	12/3/2024
	2,626	7,879	(3)	—	$33.81	4/3/2025
	—	14,205	(4)	—	$38.27	4/3/2026
							7,388	(15)	$326,771
							6,315	(6)	$279,312
							9,146	(7)	$404,528
							4,300	(5)	$190,189
										1,973	(8)	$87,266
										14,045	(9)	$621,210
Paul J. Gaffney(16)
	—	—		—	—	—	—		—	—		—
Holly R. Tyson(17)
	20,500	6,834	(18)	—	$51.42	8/3/2023
	6,048	6,049	(2)	—	$49.07	4/3/2024
	4,305	12,917	(3)	—	$33.81	4/3/2025
	—	11,364	(4)	—	$38.27	4/3/2026
							7,133	(5)	$315,493
							10,352	(6)	$457,869
							7,317	(7)	$323,631
							7,500	(5)	$331,725
										3,383	(8)	$149,630

42 Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2020 Annual Meeting of Stockholders

Compensation Tables (continued)

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
								14,045	(9)	$621,210
(1)Stock option vests at the rate of 25% per year, with vesting dates of April 3, 2017, April 3, 2018, April 3, 2019 and April 3, 2020.
(2)Stock option vests at the rate of 25% per year, with vesting dates of April 3, 2018, April 3, 2019, April 3, 2020 and April 3, 2021.
(3)Stock option vests at the rate of 25% per year, with vesting dates of April 3, 2019, April 3, 2020, April 3, 2021 and April 3, 2022.
(4)Stock option vests at the rate of 25% per year, with vesting dates of April 3, 2020, April 3, 2021, April 3, 2022 and April 3, 2023.
(5)Restricted stock award vests 100% on April 3, 2020.
(6)Restricted stock award vests 100% on April 3, 2021.
(7)Restricted stock award vests 100% on April 3, 2022.
(8)Represents the number of shares of unvested performance-based restricted stock earned under our 2017 LTIP. On March 19, 2019, the Compensation Committee certified the Company's performance under the 2017 LTIP, and it determined that 33.2% of the performance-based restricted stock will vest on April 3, 2020.
(9)Represents the target number of shares of unvested performance-based restricted stock granted under our 2019 LTIP. If maximum level of performance is met for performance criteria set forth in the 2019 LTIP, then 200% of the restricted shares will vest on April 3, 2022. If threshold level of performance is met for each performance criteria set forth in the 2019 LTIP, then 50% of the restricted shares will vest on April 3, 2022.
(10)Stock option vests at the rate of 25% per year, with vesting dates of June 3, 2018, June 3, 2019, June 3, 2020 and June 3, 2021.
(11)Stock option vests at the rate of 25% per year, with vesting dates of July 3, 2020, July 3, 2021, July 3, 2022 and July 3, 2023.
(12)Restricted stock award vests 100% on June 3, 2020.
(13)Restricted stock award vests 100% on July 3, 2022.
(14)Stock option vests at the rate of 25% per year, with vesting dates of December 3, 2018, December 3, 2019, December 3, 2020, and December 3, 2021.
(15)Restricted stock award vests 100% on December 3, 2020.
(16)Mr. Gaffney separated from the Company in September 2019. His unexercisable stock options and unvested restricted stock awards were forfeited upon his separation from the Company, and his exercisable stock options remained exercisable for 90 days following his separation.
(17)Ms. Tyson left her role as Senior Vice President - Chief Human Resources Officer on January 1, 2020. She continued to serve the Company in the role of an independent consultant through April 30,2020. All outstanding equity awards continued to vest until her tenure as an independent consultant ceased, at which time all unvested equity awards terminated and she has 90 days to exercise any eligible options. For a discussion of the terms of her separation, see "Potential Payments Upon Termination or Change-in-Control - Separation of our CHRO" on page 47.
(18)Stock option vests at the rate of 25% per year, with vesting dates of August 3, 2017, August 3, 2018, August 3, 2019 and August 3, 2020.
OPTION EXERCISES AND STOCK VESTED TABLE — 2019
The following table sets forth, with respect to our named executive officers, all options that were exercised and restricted stock that vested during fiscal 2019.

	Option Awards			Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)		Number of Shares Acquired on Vesting (#)(d)	Value Realized on Vesting ($) (e)
Edward W. Stack	—	—		111,489	$4,266,684
Lee J. Belitsky	—	—		11,467	$438,842
Lauren R. Hobart	—	—		11,467	$438,842
Donald J. Germano	—	—		—	—
Navdeep Gupta	—	—		—	—
Paul J. Gaffney	25,261	$207,765	(1)	—	—
Holly R. Tyson	—	—		4,745	$160,334

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2020 Annual Meeting of Stockholders 43

Compensation Tables (continued)
(1)  Mr. Gaffney exercised stock options and sold the underlying shares as follows: stock option for 15,918 shares exercised at $28.90 per share and sold at $38.94076 per share on September 13, 2019; and stock option for 9,343 shares exercised at $33.81 per share and sold at $38.94076 per share on September 13, 2019.
PENSION BENEFITS
The Company did not have in fiscal 2019, and currently does not have, any plans that provide for payments or other benefits at, following, or in connection with the retirement of our named executive officers, other than tax qualified and/or nonqualified defined contribution plans.
NONQUALIFIED DEFERRED COMPENSATION TABLE — 2019
The following table sets forth amounts contributed during fiscal 2019 by our named executive officers under the Company’s defined contribution plan that provides for the deferral of compensation on a basis that is not tax-qualified.

Name (a)	Executive Contributions in Last Fiscal Year ($) (b)(1)	Registrant Contributions in Last Fiscal Year ($) (c)(2)	Aggregate Earnings in Last Fiscal Year ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last Fiscal Year End ($)(f) (3)
Edward W. Stack	$850,029	$169,621	$400,202	$(579,087)	$5,281,882
Lee J. Belitsky	$189,788	$37,932	$427,862	—	$3,297,952
Lauren R. Hobart	$203,536	$40,707	$133,971	—	$1,254,927
Donald J. Germano	—	—	—	—	—
Navdeep Gupta	$155,822	$31,010	$36,637	—	$338,722
Paul J. Gaffney	$165,281	—	$(2,785)	—	$209,579
Holly R. Tyson	$70,545	$14,822	$31,172	—	$256,725
(1)Amounts set forth in this column (b) reflect amounts deferred and contributed by the named executive officer under the Officers’ Plan, which became effective April 1, 2007. Fiscal 2019 executive contributions are included in the Summary Compensation Table as (i) 2019 Salary and/or (ii) 2019 Non-Equity Incentive Plan Compensation depending on the named executive officer’s deferral election.
(2)Amounts set forth in this column (c) are reported in the Summary Compensation Table as Change in Pension Value and Nonqualified Deferred Compensation Earnings.
(3)Includes unvested Company contributions.
As described on page 46 of this proxy statement, our named executive officers participate in the Officers’ Plan, pursuant to which they have the opportunity to defer up to 25% of their base salary and up to 100% of their annual performance incentive payment, to be allocated among a range of investment choices. Gains and losses are credited based on the participant's election of a variety of investment choices. Participants' accounts may appreciate and/or depreciate depending on the performance of their investment choices. None of the investment choices provide returns at above-market or preferential rates.
Deferral amounts are 100% vested and matching contributions, including future contributions, become 100% vested after five years of plan participation, or upon the named executive officer’s death, disability or upon a change-in-control of the Company. Named executive officers may elect to receive distributions from the Officers’ Plan as a lump sum, in annual installments (with any installment term between two (2) and twenty (20) years), or a combination of the two options. Vested matching contributions may be distributed only after a named executive officer reaches age 55, or upon the named executive officer’s death or disability (as defined in applicable Treasury regulations), or in the event of certain hardships or changes of control (each as defined under Section 409A of the Code).
Under the Officers’ Plan, the Company is required to match amounts deposited into plan accounts at a rate of 20% of the participant’s annual deferral, up to a $200,000 maximum match per year. Matching amounts are contributed as one lump sum following the end of the year, and the named executive officer must be an eligible participant as of December 31st to receive the matching contribution for that year. The Company also has the ability to make a discretionary matching contribution as determined from time to time by the Board. The Company may determine a vesting schedule for discretionary contributions that is different from the vesting schedule for mandatory matching contributions. The Company established a rabbi grantor trust, with a third-party trust company as trustee, for the purpose of providing the Company with a vehicle to fund participant contributions and Company matching amounts under the Officers’ Plan.

44 Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2020 Annual Meeting of Stockholders

Compensation Tables (continued)
The Officers’ Plan is intended to constitute a nonqualified, unfunded plan for federal tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended, is intended to comply with Section 409A of the Code, and contains restrictions to help ensure compliance. Our obligations to pay deferred compensation under the Officers’ Plan are unsecured general obligations of the Company. We may amend or terminate the Officers’ Plan at any time in whole or in part, provided that no amendment or termination may reduce the amount credited to accounts at the time of such amendment or termination.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL
Certain of our Company’s plans and programs provide for payments in connection with a termination of employment or a change-in-control of the Company. The Company does not have any employment agreements with our named executive officers, and there are no pension plans or other deferred compensation plans in which our named executive officers participate, other than the Officers’ Plan. The Company also does not have severance or change-in-control agreements in place with our named executive officers except for the non-competition and confidentiality agreements discussed in greater detail below, which provide for severance obligations consistent with the Company's broad-based severance policy.

The information below describes and quantifies certain compensation that would become payable under our existing plans and arrangements if a named executive officer’s employment had terminated on January 31, 2020 (the last trading day prior to the end of our fiscal year, February 1, 2020, which was a Saturday), given the named executive officer’s compensation and service levels as of such date and, if applicable, based on our closing stock price on January 31, 2020. These benefits are in addition to benefits available generally to salaried employees, such as distributions under our 401(k) savings plan. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, such as the timing during the year of any such event and the Company’s stock price, any actual amounts paid or distributed may differ from the amounts enumerated below.
Non-Competition Agreements — All of our current named executive officers, other than our Chairman and Chief Executive Officer and controlling stockholder, have executed non-competition and confidentiality agreements with the Company providing them with limited payments upon termination under certain circumstances. Under these agreements, named executive officers are not provided with payments if they voluntarily terminate employment, retire, die or become permanently disabled or are terminated for any of the following reasons: (i) fraud or felonious conduct; (ii) embezzlement or misappropriation of Company funds or property; (iii) material breach of the non-competition, non-solicitation or confidentiality covenants set forth in their agreement with the Company or any material violation of the provisions of the Company’s employee handbook; (iv) gross negligence; or (v) their consistent inability or refusal to perform, or willful misconduct in or disregard of the performance of their duties and obligations, under certain circumstances. Under these agreements, upon the termination of employment of a named executive officer for any reason other than those set forth above and subject to compliance with the relevant non-competition, non-solicitation and confidentiality covenants, we are obligated to pay to that named executive officer an amount equal to the greater of four weeks of pay or one week of pay for every year of employment with us, in each case at the named executive officer’s base salary in effect immediately prior to termination. The payment is payable bi-weekly in accordance with the Company’s regular payroll practices. The Company in its discretion may offer other arrangements to employees who end employment with the Company.
Equity Awards — Outstanding equity awards held by our named executive officers as of January 31, 2020 (the last trading day of fiscal 2019) were issued pursuant to our 2012 Plan.
Upon termination of a named executive officer’s continuous status as an employee due to death or total and permanent disability (as defined in Section 22(e)(3) of the Code), (i) all unvested time-based restricted stock awards, and associated accumulated dividends, shall vest immediately and (ii) performance-based restricted stock awards will vest if the performance metrics are met. If the termination of continuous status as an employee occurs by any reason other than death or total and permanent disability, any time-based and performance-based restricted stock awards that have not vested shall, unless otherwise specified by the Compensation Committee or the terms of the award, be automatically forfeited. Under each of the 2017 and 2019 LTIP awards, upon the retirement of a named executive officer (defined as a voluntary termination by the officer on or after attainment of age 55 with a minimum of fifteen years of service), the award will vest on a pro-rated basis as long as the officer was employed for at least one year of the vesting period. Upon termination of a named executive officer’s continuous status as an employee for any reason, the non-vested portion of any stock option will expire immediately and any vested portion of a stock option shall remain exercisable for a period of (i) 90 days in the event of termination of the executive officer’s status as an employee; (ii) 12 months in event of termination as a result of death or total and permanent disability (as defined in Section 22(e)(3) of the Code); or (iii) 36 months in the event of retirement, which is defined as having attained at least age 55 with 15 or more years of service, as determined by the Plan Administrator (or earlier in each instance upon expiration of the stock options term).

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2020 Annual Meeting of Stockholders 45

Compensation Tables (continued)
"Continuous status as an employee" is defined under each Plan as the absence of any interruption or termination of the employment relationship, except in the case of (i) sick leave, which is further defined in the 2012 Plan as approved medical, disability, or family leave; (ii) military leave; (iii) any other leave of absence approved by the Board, provided such period does not exceed 90 days, unless reemployment is guaranteed by contract, statute or Company policy; or (iv) transfers between locations of the Company or between the Company and its subsidiaries.
The Board also may authorize outstanding awards to be assumed or an equivalent award be substituted by the successor corporation and may assign such awards to the successor corporation. In the event that the successor corporation does not agree to assume the awards, or to substitute an equivalent award, then the Board may provide that all outstanding options and stock appreciation rights become vested and exercisable, and vesting restrictions on restricted stock and other awards lapse. The 2017 LTIP Award shares and 2019 LTIP Award shares that have not been previously canceled and forfeited would become fully vested and payable based on the Company’s actual attainment of the 2017 or 2019 LTIP Performance Criteria, as applicable. The Board retains the ability to substitute, adjust, or otherwise settle outstanding awards, including cashing out such awards, as it deems appropriate and consistent with the 2012 Plan’s purposes.
The 2012 Plan provides that unvested or unexercised equity awards may be subject to cancellation and that recoupment of the value of shares distributed under awards already vested may be required, upon the occurrence of certain specified events, including termination of employment for cause, violation of material Company policies, or other conduct that is detrimental to the business or reputation of the Company. In addition, awards may be subject to clawback, as determined by the Compensation Committee, to the extent required by applicable law or securities exchange listing standard, including, but not limited to, Section 304 of the Sarbanes-Oxley Act of 2002.
Officers’ Supplemental Savings Plan — Under the terms of the Officers’ Plan, in the event of a participant’s retirement or early retirement (defined below), death, disability (as defined in applicable Treasury regulations) or in the event of certain hardships or changes-in-control (each as defined under Section 409A of the Code), the participant is entitled to receive an amount equal to the participant’s contributions and vested and unvested matching and discretionary contributions by the Company. This amount is payable in a single lump sum unless the participant has elected to receive the distribution in installments.
Upon termination of employment other than by reason of retirement, early retirement, death or termination for cause (defined below), the participant is entitled to receive a termination benefit equal to the participant’s contributions and the vested portion of the Company’s matching and discretionary contributions, together with any aggregate earnings on those amounts. If a participant is terminated for cause (defined below), the participant forfeits all rights to both vested and unvested contributions of the Company and is entitled to receive a benefit equal to the participant’s contributions, together with any aggregate earnings on the participant contributions, payable in a single lump sum. For our named executive officers, all payments would be deferred for a six-month period under Section 409A of the Code.
The Company’s matching contributions under the Officers’ Plan vest only after a participant has completed at least five years of participation in the plan. The Company will determine separately the vesting of the Company’s discretionary contributions, if any. After five years of participation, all past and future Company contributions are fully vested. As of January 31, 2020, Messrs. Stack and Belitsky and Ms. Hobart were fully vested in the Company’s contributions, while Messrs. Germano and Gupta were not.
"Retirement" is defined in the Officers’ Plan as termination of employment, other than a termination for cause, on or after the date on which the participant has both attained age 55 and completed at least five years of participation in the Officers’ Plan, and "early retirement" is termination of employment, other than for cause, on or after the date on which the participant has completed at least five years of participation. "Termination for cause" is defined in the Officers’ Plan as termination of employment by reason of: (i) a substantial intentional failure to perform duties as an employee or to comply with any material provision of his or her employment agreement with the Company, where such failure is not cured within 30 days after receiving written notice from the Company specifying in reasonable detail the nature of the failure; (ii) a breach of fiduciary duty to the Company by reason of receipt of personal profits; (iii) conviction of a felony; or (iv) any other willful and gross misconduct committed by the participant. A "change-in-control" is defined in the Officers’ Plan as any of: (i) the dissolution or liquidation of the Company; (ii) a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation; (iii) approval by the stockholders of the Company of any sale, lease, exchange or other transfer (in one or a series of transactions) of all or substantially all of the assets of the Company; (iv) approval by the stockholders of the Company of any merger or consolidation of the Company in which the holders of voting stock of the Company immediately before the merger or consolidation will not own 50% or more of the voting shares of the continuing or surviving corporation immediately after such merger or consolidation; or (v) a change of 50% (rounded to the next whole person) in the membership of the Company’s Board within a twelve-month period, unless the election or nomination for election by stockholders of each new director within such period was approved by the vote of two-thirds (rounded to the next whole person) of the directors then still in office who were in office at the beginning of the twelve-month period. Notwithstanding the foregoing, no event shall constitute a

46 Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2020 Annual Meeting of Stockholders

Compensation Tables (continued)
"change-in-control" for purposes of acceleration of distributions on termination of the Officers’ Plan if it is not a "change in the ownership or effective control of the corporation," or "in the ownership of a substantial portion of the assets of the corporation," "corporate dissolution," or "with approval of a bankruptcy court pursuant to 11 U.S.C. Section 503(b)(1)(A)" within the meaning of Section 409A of the Code.

Insurance Benefits — The Company currently pays the premiums for two life insurance policies covering our Chairman and Chief Executive Officer. The beneficiaries under the policies are chosen by Mr. Stack. Prior to his death, Mr. Stack may receive the cash surrender value of the policy. For detail regarding the premiums paid by the Company for fiscal 2019, see footnote 8 of the "Summary Compensation Table" on pages 38 - 39 of this proxy statement.
Separation of CHRO — On November 4, 2019, the Company and Holly Tyson entered into a separation agreement, pursuant to which she ceased serving as the Company’s SVP - Chief Human Resources Officer, effective January 1, 2020, but continued to serve the Company as an independent consultant through April 30, 2020, receiving $39,592 per month for such services. In accordance with the terms of her separation agreement, Ms. Tyson was eligible to receive a payout under the Company’s 2019 STIP and 2019 SGI. Furthermore, all outstanding, unvested equity awards issued to Ms. Tyson, including the 2017 LTIP, continue to vest while she serves the Company as an independent consultant. The Company’s obligations are subject to Ms. Tyson’s compliance with the terms of the separation agreement, which included an eighteen-month non-competition and non-solicitation period and confidentiality requirements.

The following table shows the estimated benefits payable to each named executive officer (other than Mr. Gaffney) in the event of his or her termination of employment under various scenarios or upon a change-in-control of our Company, assuming such event took place on January 31, 2020. The table sets forth the actual payments and benefits Mr. Gaffney received in connection with his separation from the Company.

	Voluntary Resignation or Termination without Cause		Involuntary Not For Cause Termination		Death		Disability		Retirement		Change-in-Control
Edward W. Stack (1)
Officers’ Plan(3)	$5,281,882	(3a)	$5,281,882	(3a)	$5,281,882	(3b)	$5,281,882	(3b)	$5,281,882	(3c)	$5,281,882	(3d)
Stock Options(4)	—		—		—		—		—		—
Restricted Stock(5)	—		—		$15,943,975		$15,943,975		—		—
Insurance Benefits(6)	—		—		$6,413,407		—		—		—
2017 LTIP(7)	—		—		$395,280	(7a)	$395,280	(7a)	$395,280	(7b)	$395,280	(7c)
2019 LTIP(8)	—		—		$1,572,315	(8a)	$1,572,315	(8a)	—		$1,572,315	(8b)
Lee J. Belitsky
Non-Competition Agreement(2)	—		$290,331		—		—		—		—
Officers’ Plan(3)	$3,297,952	(3a)	$3,297,952	(3a)	$3,297,952	(3b)	$3,297,952	(3b)	$3,297,952	(3c)	$3,297,952	(3d)
Stock Options(4)	—		—		—		—		—		—
Restricted Stock(5)	—		—		$3,010,037		$3,010,037		—		—
2017 LTIP(7)	—		—		$395,280	(7a)	$395,280	(7a)	$395,280	(7b)	$395,280	(7c)
2019 LTIP(8)	—		—		$1,572,315	(8a)	$1,572,315	(8a)	—		$1,572,315	(8b)
Lauren R. Hobart
Non-Competition Agreement(2)	—		$119,231		—		—		—		—
Officers’ Plan(3)	$1,254,927	(3a)	$1,254,927	(3a)	$1,254,927	(3b)	$1,254,927	(3b)	$1,254,927	(3c)	$1,254,927	(3d)
Stock Options(4)	—		—		—		—		—		—
Restricted Stock(5)	—		—		$4,360,021		$4,360,021		—		—
2017 LTIP(7)	—		—		$395,280	(7a)	$395,280	(7a)	—		$395,280	(7c)
2019 LTIP(8)	—		—		$1,572,315	(8a)	$1,572,315	(8a)	—		$1,572,315	(8b)
Donald J. Germano
Non-Competition Agreement(2)	—		$47,308		—		—		—		—
Officers’ Plan(3)	—		—		—		—		—		—
Stock Options(4)	—		—		—		—		—		—
Restricted Stock(5)	—		—		$2,080,390		$2,080,390		—		—
2017 LTIP(7)	—		—		$158,121	(7a)	$158,121	(7a)	—		$158,121	(7c)

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2020 Annual Meeting of Stockholders 47

Compensation Tables (continued)

	Voluntary Resignation or Termination without Cause		Involuntary Not For Cause Termination		Death		Disability		Retirement		Change-in-Control
2019 LTIP(8)	—		—		$1,572,315	(8a)	$1,572,315	(8a)	—		$1,572,315	(8b)
Navdeep Gupta
Non-Competition Agreement(2)	—		$30,769		—		—		—		—
Officers’ Plan(3)	$286,335	(3a)	$286,335	(3a)	$338,722	(3b)	$338,722	(3b)	$286,335	(3c)	$338,722	(3d)
Stock Options(4)	—		—		—		—		—		—
Restricted Stock(5)	—		—		$1,239,134		$1,239,134		—		—
2017 LTIP(7)	—		—		$91,547	(7a)	$91,547	(7a)	—		$91,547	(7c)
2019 LTIP(8)	—		—		$628,935	(8a)	$628,935	(8a)	—		$628,935	(8b)
Paul J. Gaffney
Non-Competition Agreement(2)	—		—		—		—		—		—
Officers’ Plan(3)	$209,579	(9)	—		—		—		—		—
Stock Options(4)	—		—		—		—		—		—
Restricted Stock(5)	—		—		—		—		—		—
2017 LTIP(7)	—		—		—		—		—		—
2019 LTIP(8)	—		—		—		—		—		—
Holly R. Tyson
Non-Competition Agreement(2)	—		—		—		—		—		—
Officers’ Plan(3)	$216,382	(3a)	$216,382	(3a)	$256,725	(3b)	$256,725	(3b)	$216,382	(3c)	$256,725	(3d)
Stock Options(4)	—		—		—		—		—		—
Restricted Stock(5)	—		—		$1,477,220		$1,477,220		—		—
2017 LTIP(7)	—		—		$158,121	(7a)	$158,121	(7a)	—		$158,121	(7c)
2019 LTIP(8)	—		—		$628,935	(8a)	$628,935	(8a)	—		$628,935	(8b)
(1) There is no non-competition agreement in place to provide any payments upon termination.
(2) Payment amounts equal the greater of (i) four (4) weeks of pay or (ii) one (1) week of pay for every year of employment at the named executive officer’s base salary in effect immediately prior to termination.
(3) Represents the participant’s contributions and the Company’s contributions (vested and/or unvested), as described in the applicable footnote. As of January 31, 2020, all Company contributions were vested for each of our named executive officers, other than Mr. Germano and Mr. Gupta. For additional information regarding the Officers’ Plan, see the "Nonqualified Deferred Compensation Table" and accompanying narrative beginning on page 44 of this proxy statement.
(3a) Represents participant contributions and vested Company contributions (if any). Participant contributions are paid at the next scheduled settlement date after the termination and vested Company contributions are paid on the settlement date following the date the participants reach the age of 55.
(3b) Represents participant contributions and vested and unvested Company contributions. Participant contributions and Company contributions are paid in single lump sum, unless the participant elected scheduled distributions had commenced at the time of the event. If scheduled distributions had commenced at the time of the event, contributions will be paid in accordance with the distribution schedule.
(3c) Represents participant contributions and vested Company contributions (if any). Participant contributions and Company contributions are paid in single lump sum, unless the participant elects scheduled distributions.
(3d) Represents participant contributions and vested and unvested Company contributions. Participant contributions and Company contributions are paid in single lump sum on the last day of the 15th month after the month in which the event took place unless the participant elected otherwise.
(4) Upon termination of employment for any reason, unvested stock options are forfeited. Any vested portion will remain exercisable following termination for a period of 90 days other than in connection with death or disability, in which case vested stock options will remain exercisable for 12 months following termination, subject in each case to earlier termination due to expiration of the award. In the event of a change-in-control, the Board may authorize all outstanding stock options or awards to be assumed or an equivalent stock option or right to be substituted by the successor corporation. In the event that the successor corporation does not agree to assume the stock options or other awards, or to substitute an equivalent stock option or right, unexercisable stock options or other awards shall be accelerated and become exercisable.
(5) Represents the value of unvested time-based restricted stock and accumulated dividends that would immediately vest upon termination of employment due to death or a total and permanent disability. Upon termination for any other reason, unvested restricted stock would be forfeited. In the event of a change-in-control, the Board may authorize all outstanding awards to be assigned to the successor corporation. In the event that the successor corporation does not agree to assume the awards, or to substitute an equivalent right, restricted stock awards shall vest.
(6) Our Chairman and Chief Executive Officer is covered by two life insurance policies paid for by the Company, the beneficiaries of which are chosen by Mr. Stack (prior to his death the executive may receive the cash surrender value of the policy). If our Chairman and Chief Executive Officer had died on February 1, 2020, the beneficiaries under said policies would have received $2,413,407 under the first policy, and $4,000,000 under the second policy.
(7) Represents the value of unvested performance-based restricted stock and accumulated dividends that would become owed to the participant under a particular scenario.

48 Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2020 Annual Meeting of Stockholders

Compensation Tables (continued)
(7a) Represents the value of unvested performance-based restricted stock and accumulated dividends that would be owed to the participant upon their death or permanent disability and that would vest at the end of the 2017 LTIP vesting period (i.e., April 3, 2020).
(7b) Represents the value of unvested performance-based restricted stock and accumulated dividends that would be owed to the participant upon their retirement (voluntary termination by participant on or after attainment of age 55 with a minimum of fifteen years of service) after the completion of the first year of the 2017 LTIP vesting period and that would vest on a pro-rated basis at the end of the 2017 LTIP vesting period (i.e., April 3, 2020).
(7c) Represents the value of unvested performance-based restricted stock and accumulated dividends that would vest within 30 days of the event.
(8) Represents the value of unvested performance-based restricted stock and accumulated dividends that would become owed to the participant under a particular scenario.
(8a) Represents a reasonable estimate of the value at full target of unvested performance-based restricted stock and accumulated dividends that would be owed to the participant upon their death or permanent disability and that would vest at the end of the 2019 LTIP vesting period (i.e., April 3, 2022).
(8b) Represents a reasonable estimate of the value at full target of unvested performance-based restricted stock and accumulated dividends that would vest within 30 days of the event.
(9)  Represents Mr. Gaffney's contributions made to the Officers' Plan and the aggregate earnings on his contributions.

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2020 Annual Meeting of Stockholders 49

Item 3—Non-Binding Advisory Vote to Approve Compensation of Named Executive Officers
As we have done each year since our 2011 Annual Meeting of Stockholders, and as required by Section 14A of the Exchange Act, we provide our stockholders with the opportunity to vote to approve, on a non-binding and advisory basis, the compensation of our named executive officers. In 2017, consistent with the vote of the Company's stockholders at our 2017 Annual Meeting of Stockholders, the Board determined that the Company will continue to conduct this vote on an annual basis. Since the vote on this compensation program is advisory in nature, it will not affect any compensation already awarded to any named executive officer and will not be binding on or overrule any decisions made by the Compensation Committee or the Board. The vote on this resolution is not intended to address any specific element of compensation. Rather, this vote relates to the compensation of our named executive officers as a whole, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC.
As discussed under the heading "Compensation Discussion and Analysis," beginning on page 24 of this proxy statement, our compensation program, overseen by our Compensation Committee, is designed to align executive pay with Company performance, and we seek to closely align the interests of our named executive officers with the interests of our stockholders.
The Compensation Committee and the Board will consider the results of this advisory vote when formulating future executive compensation policy. The results of this vote will serve as an additional tool to guide the Compensation Committee and the Board in continuing to align the Company’s executive compensation program with the interests of the Company and its stockholders. The results of this vote will also guide the Compensation Committee and the Board to ensure that our executive compensation program is consistent with our commitment to high standards of corporate governance.
We ask our stockholders to vote on the following resolution at the 2020 Annual Meeting:
"RESOLVED, that the Company’s stockholders approve on an advisory basis the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2020 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and narrative disclosure."

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

50 Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2020 Annual Meeting of Stockholders

CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our Chief Executive Officer. The pay ratio included below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. SEC regulations permit companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices and other factors unique to their workforce and business operations when calculating their pay ratio. Consequently, the pay ratio reported by other companies, including those companies in our Retail Peer Group, may not be comparable to the pay ratio reported below. For 2019:
•the annual total compensation of our Chief Executive Officer, as reported in the Summary Compensation Table included in this proxy statement, was $15,048,162; and
•the median of the annual total compensation of all employees of our Company (other than our Chief Executive Officer) was $10,120 and the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all employees was 1,487 to 1.
•the median of the annual total compensation of all full-time employees of our Company (other than our Chief Executive Officer) was $37,595 and the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all full-time employees was 400 to 1.
We took the following steps to identify the ratio of the annual total compensation of the Chief Executive Officer to the median of the annual total compensation of all the Company’s employees and all full-time employees:
•With respect to the annual total compensation of our Chief Executive Officer, we used the amount reported in the “Total” column of our 2019 Summary Compensation Table included in this proxy statement.
•We determined our employee population as of the end of our fiscal year, February 1, 2020. On that date, our employee population consisted of 41,532 individuals after taking into consideration the adjustments permitted under applicable SEC regulations and guidance.
•Without adjustments, our total employee population consisted of 41,593 individuals, of which 41,532 were based in the United States and 61 were based in Hong Kong. We excluded the 61 associates based in Hong Kong pursuant to the de minimis exemption under SEC regulations. Our adjusted employee population consists of 15,229 full-time, 24,806 part-time, and 1,497 temporary employees. The totals do not include individuals that we classify as independent contractors for tax purposes.
•To identify the median employee from our employee population, we reviewed the wages of our employees as reflected in our payroll records as Medicare wages and tips reported to the Internal Revenue Service for the 2019 fiscal year.
•Our median employee is a part-time Footwear Sales Associate who worked for the Company for 28 weeks during fiscal year 2019 and averaged 32 hours per week. Our median full-time employee is a Bicycle Technician who was hired in 2001 and averaged 40 hours per week in fiscal year 2019.
•Once we identified our median employee and median full-time employee, we combined all of the elements of such employees’ compensation for fiscal year 2019 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $10,120 for our median employee and $37,595 for our median full-time employee.

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2020 Annual Meeting of Stockholders 51

Additional Information
Other Matters. As of the date of this proxy statement, we know of no business that will be presented for consideration at the 2020 Annual Meeting other than the items referred to herein. If any other matter is properly brought before the 2020 Annual Meeting for action by our stockholders, proxies properly provided to the Company will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.
"Householding" of Proxy Materials. The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address, unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify either (i) your broker if your shares are held in a brokerage account or (ii) us if you hold registered shares. We will deliver promptly, upon written or oral request, a separate copy of the annual report or proxy statement, as applicable, to a security holder at a shared address to which a single copy of the documents was delivered. You can notify us by sending a written request to the attention of Investor Relations, Dick’s Sporting Goods, Inc., 345 Court Street, Coraopolis, PA 15108 or calling us at (724) 273-3400 if you would like to receive separate copies of mailed materials relating to future meetings, or you are sharing an address and wish to request delivery of a single copy of mailed materials if you currently receive multiple copies.
Advance Notice Procedures. Under our bylaws, no business may be presented by any stockholder before an Annual Meeting unless it is properly presented before the meeting by or at the direction of the Board or by a stockholder entitled to vote who has delivered written notice to our Corporate Secretary, Legal Department, Dick’s Sporting Goods, Inc., 345 Court Street, Coraopolis, PA 15108, containing certain information specified in our bylaws about the stockholder and the proposed action, at least 150 days prior to the anniversary date of the preceding year’s Annual Meeting — that is, with respect to the 2021 Annual Meeting, by January 11, 2021. These requirements are separate from and in addition to the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in the Company’s proxy statement, as discussed below.
Stockholder Proposals for Inclusion in the Company’s Proxy Materials Relating to the 2021 Annual Meeting. Stockholders interested in submitting a proposal for inclusion in the Company’s proxy materials for the Annual Meeting of Stockholders in 2021 may do so by following the procedures prescribed in Rule 14a-8 under the Exchange Act. To be eligible for inclusion, such proposals must be received by the Company not less than 120 calendar days before the anniversary date of the Company’s delivery of its proxy statement materials to stockholders in connection with the previous year’s Annual Meeting. Therefore, for the 2021 Annual Meeting, such proposals must be received by the Company no later than December 30, 2020. Proposals should be sent to the attention of the Corporate Secretary, Legal Department, Dick’s Sporting Goods, Inc., 345 Court Street, Coraopolis, PA 15108.
Proxy Solicitation and Costs. The proxies being solicited hereby are being solicited by the Board of Directors of the Company. The cost of soliciting proxies will be borne by the Company. We have not retained an outside firm to aid in the solicitation. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

52 Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2020 Annual Meeting of Stockholders

Appendix A
Non-GAAP Financial Measures

In addition to reporting the Company's financial results calculated in accordance with generally accepted accounting principles ("GAAP"), the Company reports certain financial results that differ from what is reported under GAAP. These non-GAAP financial measures include non-GAAP earnings per diluted share and Adjusted EBT, which management believes provides investors with useful supplemental information to evaluate the Company’s ongoing operations and to compare with past and future periods. Management also uses certain non-GAAP measures internally for forecasting, budgeting, and measuring its operating performance, and management’s annual incentive compensation is derived, in part, on Adjusted EBT. These measures should be viewed as supplementing, and not as an alternative or substitute for, the Company's financial results prepared in accordance with GAAP. The methods used by the Company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures presented herein may not be comparable to similar measures provided by other companies. A reconciliation of the Company's non-GAAP measures to the most directly comparable GAAP financial measures are provided below.

Earnings per diluted share vs. Non-GAAP earnings per diluted share

	Fiscal 2019 52 Weeks Ended February 1, 2020
	Gross profit	Selling, general and administrative expenses	Income from operations	Gain on sale of subsidiaries	Income before income taxes	Net income	Earnings per diluted share
GAAP Basis	$2,554,558	$2,173,677	$375,613	$(33,779)	$407,704	$297,462	$3.34
% of Net Sales	29.19%	24.84%	4.29%	(0.39)%	4.66%	3.40%
Hunt restructuring charges	13,135	(44,588)	57,723	—	57,723	50,072
Gain on sale of subsidiaries	—	—	—	33,779	(33,779)	(24,996)
Other asset impairments	—	(15,253)	15,253	—	15,253	11,287
Litigation contingency settlement	—	6,411	(6,411)	—	(6,411)	(4,744)
Non-GAAP Basis	$2,567,693	$2,120,247	$442,178	$—	$440,490	$329,081	$3.69
% of Net Sales	29.34%	24.23%	5.05%	—%	5.03%	3.76%

During fiscal 2019, the Company recorded a pre-tax charge of $57.7 million related to the restructuring of the hunt business, which included a trademark impairment of $28.3 million that was not deductible for tax purposes. The Company also recorded a pre-tax non-cash impairment charge of $15.3 million to reduce the carrying value of a corporate aircraft to its current fair market value, which was subsequently sold. These charges were offset by a pre-tax gain of $33.8 million related to the sale of two technology subsidiaries and a pre-tax benefit of $6.4 million resulting from the favorable settlement of a litigation contingency that was originally accrued in fiscal 2017. The provision for income taxes for the aforementioned adjustments were calculated at the Company's approximated blended tax rate, unless otherwise noted.

Non-GAAP earnings per diluted share has not been provided for 2018, and therefore no reconciliation is required.

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2020 Annual Meeting of Stockholders i

Appendix A (continued)

	Fiscal 2017 53 Weeks Ended February 3, 2018
	Cost of goods sold	Selling, general and administrative expenses	Pre-opening expenses	Other income	Income before income taxes	Net income	Earnings per diluted share
GAAP Basis	$6,101,412	$1,982,363	$29,123	$(31,810)	$501,337	$323,445	$3.01
% of Net Sales	71.03%	23.08%	0.34%	(0.37)%	5.84%	3.77%
Corporate restructuring charge	—	(7,077)	—	—	7,077	4,388
TSA conversion costs	—	—	(3,474)	—	3,474	2,154
Contract termination payment	—	—	—	12,000	(12,000)	(12,000)
Sales tax refund	—	—	—	8,104	(8,104)	(5,024)
Loyalty program enhancement costs	(11,478)	—	—	—	11,478	7,231
Litigation contingency	—	(6,592)	—	—	6,592	4,153
Tax Act impact	—	—	—	—	—	(24)
Non-GAAP Basis	$6,089,934	$1,968,694	$25,649	$(11,706)	$509,854	$324,323	$3.01
% of Net Sales	70.89%	22.92%	0.30%	(0.14)%	5.94%	3.78%

During the first quarter of 2017, the Company recorded pre-tax conversion costs of $3.5 million to convert former TSA stores to Dick's Sporting Goods stores. During the second quarter of 2017, the Company recorded pre-tax charges of $7.1 million for severance, other employee-related costs and asset write-downs related to a corporate restructuring. The Company also recorded $12.0 million of pre-tax income for the receipt of a contract termination payment, for which there was no related tax expense as the Company utilized net capital loss carryforwards that were previously subject to a valuation allowance. During the third quarter of 2017, the Company received $8.1 million of pre-tax income for a multi-year sales tax refund. During the fourth quarter of 2017, the Company incurred $11.5 million for pre-tax transition costs to enhance the Company's Scorecard loyalty program, and $6.6 million in pre-tax charges related to a litigation contingency. The provision for income taxes for the aforementioned adjustments were calculated at the Company's approximated blended tax rate, unless otherwise noted.

ii Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2020 Annual Meeting of Stockholders

Appendix A (continued)

	Fiscal 2016 52 Weeks Ended January 28, 2017
	Cost of goods sold	Selling, general and administrative expenses	Pre-opening expenses	Income before income taxes	Net income	Earnings per diluted share
GAAP Basis	$5,556,198	$1,875,643	$40,286	$458,422	$287,396	$2.56
% of Net sales	70.14%	23.68%	0.51%	5.79%	3.63%
Inventory write-down	(46,379)	—	—	46,379	28,755
Non-cash impairment and store closing charge	—	(32,821)	—	32,821	20,349
Non-operating asset impairment	—	(7,707)	—	7,707	4,778
TSA and Golfsmith conversion costs	—	(8,545)	(5,102)	13,647	8,461
Non-GAAP Basis	$5,509,819	$1,826,570	$35,184	$558,976	$349,739	$3.12
% of Net sales	69.55%	23.06%	0.44%	7.06%	4.41%

During the third quarter of 2016, the Company recorded pre-tax conversion costs of $7.6 million to convert former TSA stores to Dick's Sporting Goods stores. During the fourth quarter of 2016, the Company recorded a pre-tax inventory write-down of $46.4 million in connection with the Company's implementation of its new merchandising strategy, a pre-tax non-cash impairment charge of $32.9 million for store assets and store closing charges primarily for ten Golf Galaxy stores in overlapping trade areas with acquired Golfsmith stores, a pre-tax non-cash impairment charge of $7.7 million to reduce the carrying value of a corporate aircraft held for sale to its fair market value, and pre-tax conversion costs of $6.0 million to convert former TSA and Golfsmith stores to Dick's Sporting Goods and Golf Galaxy stores. The provision for income taxes for the aforementioned adjustments were calculated at 38%, which approximated the Company's blended tax rate.

	Fiscal 2015 52 Weeks Ended January 30, 2016
	Selling, general and administrative expenses	Income before income taxes	Net income	Earnings per diluted share
GAAP Basis	$1,613,075	$530,875	$330,391	$2.83
% of Net sales	22.19%	7.30%	4.54%
Litigation settlement charge	(7,884)	7,884	4,730
Non-GAAP Basis	$1,605,191	$538,759	$335,121	$2.87
% of Net sales	22.08%	7.41%	4.61%
During the third quarter of 2015, the Company recorded a pre-tax litigation settlement charge of $7.9 million. The provision for income taxes was calculated at 40%, which approximated the Company's blended tax rate.
Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2020 Annual Meeting of Stockholders iii

Appendix A (continued)
Income before income taxes ("EBT") vs. Non-GAAP Adjusted EBT

Fiscal 2019
Income before income taxes ("EBT")	$407,704
Other asset impairments	15,253
Litigation contingency	(6,411)
Hunt restructuring charges	57,723
Gain on sale of subsidiaries	(33,779)
Payment of SGI	10,007
Adjusted EBT	$450,497

iv Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2020 Annual Meeting of Stockholders

Dick’s Sporting Goods, Inc.
345 Court Street
Coraopolis, PA 15108

0

DICK'S SPORTING GOODS, INC.

Proxy for Annual Meeting of Stockholders to be held at 7:30 AM, Eastern Time on June 10, 2020

This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Lee J. Belitsky and John E. Hayes, III, or either of them, to act as proxies for the undersigned, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of DICK'S SPORTING GOODS, INC. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 7:30 AM, Eastern Time on June 10, 2020, by means of remote communication via the Internet, at https://web.lumiagm.com/278292793, password: dsgvirt2020, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations, as indicated herein.

(Continued and to be signed on the reverse side)

1.1

14475

ANNUAL MEETING OF STOCKHOLDERS OF

DICK'S SPORTING GOODS, INC.

June 10, 2020

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:
The Notice and Proxy Statement, Annual Report and proxy card are available at http://www.astproxyportal.com/ast/25331

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20330300000000001000 2 061020

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTOR AND "FOR" PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Edward W. Stack
- ○ Lauren R. Hobart
- ○ Lawrence J. Schorr

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

NOTE: In their discretion, the proxies are authorized to act on such other business as may properly come before the meeting or any postponement or any adjournment thereof.

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING VIA THE INTERNET. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ____________ Date: ______ Signature of Stockholder ____________ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

DICK'S SPORTING GOODS, INC.

June 10, 2020

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code at right with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries and follow the instructions. Have your proxy card available when you call.

Vote online/by phone until 11:59 PM ET on Tuesday, June 9, 2020.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

VOTE ONLINE AT THE ANNUAL MEETING - To attend the Annual Meeting and submit your vote via the Internet, please visit https://web.lumiagm.com/278292793, password: dsgvirt2020, and be sure to have available your 11-digit voter control number.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy materials, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:
The Notice and Proxy Statement, Annual Report and proxy card are available at http://www.astproxyportal.com/ast/25331

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20330300000000001000 2 061020

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTOR AND "FOR" PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

NOMINEES:
- ○ Edward W. Stack
- ○ Lauren R. Hobart
- ○ Lawrence J. Schorr

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

NOTE: In their discretion, the proxies are authorized to act on such other business as may properly come before the meeting or any postponement or any adjournment thereof.

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING VIA THE INTERNET. ☐

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.